EXHIBIT 1.1

Company number 929027

The Companies Acts 1948 to 1989

Public Company Limited by Shares

Memorandum of Association

of

National Westminster Bank
Public Limited Company

Which has been altered by:

•	a Directors' Resolution passed on 8 December 1981;

•	a Special Resolution passed on 19 April 1988;

•	an Ordinary Resolution passed on 18 April 1989 and 20 April 2000; and

•	Special Resolutions passed on 24 April 1990, 23 April 1991, 23 April 1996, 20 April 2000, 27 June 2000, 25 April 2002 and 30 June 2004.

1	The name of the Company is 'National Westminster Bank Public Limited Company' and it is called 'NatWest' in the rest of this Memorandum.*

2	NatWest is to be a public company.*

3	NatWest's Registered Office is to be situated in England.*

* To help readers, the text of Clauses 1, 2 and 3 above has been re-stated to make it consistent with Clause 4, over the page. The actual text of these Clauses in NatWest's Memorandum of Association is:
"1 The name of the Company is "National Westminster Bank Public Limited Company" and it is hereinafter called "the Bank".
2 The Bank is to be a public company.
3 The registered office of the Bank is situate in England."

4 NatWest's objects are:

4.1          To carry on the business of banking, in all its forms. This includes all financial transactions, and any other business carried on, now or in the future, by banks in any part of the world, or by merchant banks, financiers, or other similar financial businesses. It also includes:

•	borrowing, raising and taking in money in any way;

•	lending or advancing money, securities or other property (with or without taking security);

•
issuing, subscribing for, guaranteeing that any person will subscribe for, any kind of underwriting, buying, selling, discounting, holding, guaranteeing, transferring and dealing with the following, relating to any person:

•	obligations;

•	instruments (whether negotiable or not); or

•	securities.

•	granting and issuing letters of credit and negotiable instruments;

•	dealing in any kind of commodities or other physical things;

•	receiving cash, securities and any kind of valuables on deposit, or for safe keeping, or in any other way;

•	collecting and transmitting money and securities;

•	managing property; and

•	any agency business commonly carried on by bankers.

4.2          To guarantee the payment of any money, or the discharge or performance of any obligation of any kind, by any person, and to give, and take, counter-guarantees.

4.3          To do any of the following (alone or with others):

•	to act as any kind of trustee (including a custodian trustee);

•	to act as the personal representative of anyone's estate after their death;

•	to act as trustee of any securities;

•	to act as receiver or treasurer, or as a trustee for a receiver or treasurer;

•	to act as manager or trustee of any unit trust, or investment trust;

•	to issue any type of charge card, credit card, debit card, payment card, or any other type of card issued by, or for, any bank, and to carry on any business relating to any of these cards;

•	to keep any register, record or account relating to any securities or funds; and

•	to carry out any duties relating to securities or funds, including registering transfers and issuing certificates.

4.4          To take any action (including accepting any kind of obligation) which may:

•	uphold, or support, the credit of NatWest;

•	obtain, maintain or restore public confidence; or

•	avoid or minimise financial disturbances which are affecting, or may affect, NatWest's business, either directly or indirectly.

4.5          To acquire any property, business or rights which appear to be necessary or convenient for NatWest's purposes, or which contribute to NatWest's interests.

4.6          To sell, mortgage, develop, lease, improve and operate or use any property, business or rights belonging to NatWest, or which NatWest may be interested in.

4.7          To accept any securities, or other obligations, of any company in consideration for any property which has been, or may be, let, sold, or disposed of in any other way, or in consideration for any services which have been, or may be provided.

4.8          To share profits, merge, enter into a joint venture, amalgamate, or co-operate with any person who carries on, or proposes to carry on, any business within NatWest's objects, and to acquire and hold any securities of any such company.

4.9          To form, or promote, or be involved in forming or promoting, any company whose objects:

•	include carrying on any business which NatWest is authorised to carry on;

•	include acquiring, or taking over, any of NatWest's assets or liabilities; or

•	may in any way advance the objects or interests of NatWest, either directly or indirectly.

4.10        To acquire and hold the securities of any company referred to in Clause 4.9, or of any other person, and to guarantee any payment on any securities issued by any such company, or any other obligation of any such company.

4.11        To acquire in any way, hold and sell any securities of any person whose objects are, either wholly or partly, similar to NatWest's, or which may promote or advance NatWest's interests. The securities can be acquired either alone, or in any syndicate. The securities can be held in NatWest's name, or in the name of a nominee.

4.12        To exercise and enforce all rights and powers given by, or connected with, the ownership of any of the securities referred to in Clause 4.11, including any powers of veto or control which NatWest has by holding a particular proportion of the securities.

4.13        To provide managerial and other executive, supervisory and consultancy services, on any terms, for any company which NatWest is interested in, or which relate to any such company.

4.14        To carry on any business or activity which is within NatWest's objects or powers by or through subsidiary companies, or companies which are controlled, either directly or indirectly, by NatWest. And to co-ordinate the administration of any of these companies, and provide all kinds of services and facilities for any or all of them.

4.15        To apply for, and promote, any charter, statute, regulation, licence or concession, and to ask for any action or authorisation from any person anywhere in the world who has legislative or regulatory powers in order to:

•	extend or vary NatWest's objects and powers;

•	alter NatWest's constitution; or

•	enable NatWest to carry out its objects better.

4.16        To award pensions, allowances, gratuities and bonuses to past or present officers and employees (including their dependants and people connected with them) of any of the following companies:

•	NatWest;

•	any predecessors of NatWest;

•	any company which is a subsidiary of NatWest;

•	any company which is allied to or associated with NatWest; or

•	any company which is allied to or associated with any of NatWest's subsidiaries.

4.17        To set up and maintain, or be involved in any other way with setting up and maintaining, trusts, funds or schemes (whether contributory or non-contributory) intended to provide pensions, or other benefits, for any of the people referred to in Clause 4.16

4.18        To support, or subscribe to, any charitable funds or institutions, or any benevolent schemes or projects of public or general interest, where the Directors consider that NatWest's support may be likely to benefit NatWest, or its employees, directly or indirectly.

4.19        To set up and maintain any club or other establishment, or any profit-sharing scheme which is intended to advance the interests of NatWest, or of NatWest's officers or employees.

4.20        To carry out any of the objects set out in Clauses 4.1 to 4.19 as principal or agent, or by or through trustees, or agents, or in any other way. This can be done in partnership or on a joint account, or as a joint venture with any person. The objects can be carried out in any part of the world.

4.21        To take out and renew insurance for, or for the benefit of, any people who are or were at any time Directors, officers or employees of:

•	NatWest, or any holding company of NatWest;

•	any company which NatWest, or any holding company of NatWest, has any kind of direct or indirect interest in;

•	any company which any of the predecessors of NatWest, or of any holding company of NatWest, had any kind of direct or indirect interest in;

•	any company which NatWest is allied to, or associated with; or

•	any subsidiary of any company referred to in Clause 4.21.

This insurance can include insurance against any liability which any of the people referred to in Clause 4.21 have:

•
as a result of anything they do, or do not do, in carrying out or trying to carry out their duties, or using or trying to use their powers in relation to NatWest, or any of the other companies or subsidiaries which are referred to in Clause 4.21; or

•	in any other way in connection with their duties, powers or posts in relation to NatWest, or any of the other companies or subsidiaries which are referred to in Clause 4.21.

4.22        To take out and renew insurance for, or for the benefit of, any trustees of any pension fund which NatWest's employees, or employees of any other company referred to in Clause 4.21, are interested in. This insurance can include insurance against any liability referred to in Clause 4.21 in relation to their duties as trustees of any such pension funds.

4.23        To indemnify, or exempt, any of the people referred to in Clauses 4.21 and 4.22 in any other way against, or from, any liability referred to in those Clauses, so far as the law allows.

4.24        To carry on any other trade or business whatever which can, in the Directors' opinion, be advantageously carried on by NatWest in connection with, or incidental to, any of the businesses referred to in Clauses 4.1 to 4.23, or the general business of NatWest.

4.25        The objects set out in Clauses 4.1 to 4.24 are not to be interpreted narrowly. The widest interpretation possible shall be given to them. Unless the context expressly requires it, Clauses 4.1 to 4.24 will not be in any way limited to, or restricted in any way by:

•	any other object, or objects, set out in any Clause;

•	the terms of any other Clause; or

•	NatWest's name.

4.26        None of Clauses 4.1 to 4.24 shall be treated as subordinate or incidental to any Clause.

This also applies to the objects stated in Clauses 4.1 to 4.24, and the powers given by those Clauses. But NatWest will have full power to use any of the powers, and to achieve, or to try to achieve, any of the objects, which are set out in any one or more of the Clauses.

4.27        The following interpretation rules apply to Clause 4.

•	Any examples do not restrict the width or meaning of the object or objects which they relate to.

•
'Acquire' means to acquire in any way, including purchasing, taking on lease or in exchange, hiring, subscribing for, or otherwise acquiring, and for any kind of estate or interest. The acquiring can be by contract, tender, underwriting, or in any other way, and on any terms and conditions, and it can be either direct or indirect.

•	'Company' includes any company, or corporate body, established anywhere in the world.

•	'Person' and 'people' includes any company, corporate body, partnership, firm, government, authority, body or society (whether incorporated or not).

•	'Property' includes real and personal property of any kind, and any interest in, or right to, any such property.

•	'Securities' include any shares, stocks, debentures, debenture stock, bonds, notes, or warrants. These can be either fully paid or partly paid.

•
'Holding company' and 'subsidiary' have the same meaning as in the Companies Act 1985 (as amended). However, 'holding company' also includes any other parent undertaking, and 'subsidiary' also includes any other subsidiary undertaking, as defined in that Act.

5 * The liability of the shareholders is limited.

6* The authorised share capital of NatWest is £3,250,000,000 divided into 1,000,000,000 Sterling Preference Shares of £1 each and 2,250,000,000 Ordinary Shares of £1 each and US$2,000,000,000 divided into 80,000,000 Dollar Preference Shares of US$25 each.

* To help readers, the text of Clauses 5 and 6 above has been re-stated to make it consistent with Clause 4. The actual text of these Clauses in NatWest's Memorandum of Association is:
"5 The liability of the members is limited.
6 The authorised share capital of the Bank is £3,250,000,000 divided into 1,000,000,000 Sterling Preference Shares of £1 each and 2,250,000,000 Ordinary Shares of £1 each and US$ 2,000,000,000 divided into 80,000,000 Dollar Preference Shares of US$25 each."

Contents of the Articles of Association

 Page

Articles of Association	13

Table A and other standard regulations do not apply	13
The meaning of certain words used in the Articles	14

The Registered Office	16

NatWest's capital	16

NatWest's capital and the rights of Ordinary Shareholders	16

The Preference Shares	17

The rights of Preference Shares	17
The rights of Preference Shares to share in NatWest's profits	18
The rights of Preference Shares to income	18
The rights of Preference Shares to capital	22
Redeeming Preference Shares	23
The voting rights of Preference Shares	28
Buying back Preference Shares	28
Varying the rights of Preference Shares	29
Converting Preference Shares into other shares	30

Changing share rights

Changing the special rights of shares	30
More about the special rights of shares	31

Shares	31

The special rights of new shares	31
The Directors' power to deal with shares	32
The Directors' authority to allot 'relevant securities'	32
The Directors' power to allot 'equity securities'	33
Interpreting Articles 18 and 19	34
NatWest's power to buy back its shares	34
NatWest's power to issue shares which can be redeemed	34
NatWest's power to pay commission and brokerage	35
No trusts recognised	35
Joint shareholders	35
Shares without certificates, and shares which can be transferred
without transfer forms	35
Certificates	36
Replacement share certificates	37

Company number 929027

The Companies Acts 1985 to 1989

Public Company Limited by Shares

New Articles of Association

of

National Westminster Bank

Public Limited Company

Adopted on 23 April 1996

and amended by a Special Resolutions

on 21 April 1998 and 24 September 2008

Preliminary Articles

Table A and other standard regulations do not apply

1             The regulations in The Companies (Tables A to F) Regulations 1985, and any similar regulations in any other legislation relating to companies, do not apply to NatWest, unless any of them appear in the Articles.

The meaning of certain words used in the Articles

2.1          The following table defines certain words which are used in the Articles with a particular meaning. After the Articles there is a glossary which explains various words and expressions. The glossary also explains some of the words in the Memorandum. But the glossary is not part of the Memorandum or Articles, and it does not affect their meaning. The words in the table and the rest of Article 2 which are explained in the glossary are printed in italics.

Words	Definitions

amount (of a share)	This refers to the nominal value of the share.

Articles	NatWest's Articles of Association.

Companies Act	The Companies Act 1985.

company	Includes any corporate body.

dividend arrears	Any dividend arrears. This includes any dividends on shares with cumulative rights which could not be paid, but which have been carried forward (this is known as a 'dividend deficiency').

existing shares (of any kind)	Shares which are in issue at the relevant time.

legislation	The Companies Act, and all other laws and regulations applying to NatWest.

in writing	In writing, or any substitute for writing, or both.

Nat West	National Westminster Bank Public Limited Company.

NatWest's Seal	NatWest's Common Seal, or the official seal kept by NatWest in accordance with section 40 of the Companies Act.

Ordinary Shareholder	A holder of NatWest's Ordinary Shares.

paid-up share or other security	Includes a share or other security which is treated as paid up.

pay	Includes any kind of reward or payment for services, including fees.

Preference Shares	NatWest's Dollar Preference Shares of US$25 each, and Sterling Preference Shares of £1 each - see Articles 5 to 13.

Any Preference Shares with a right to a cumulative dividend are called Cumulative Preference Shares. If these shares are dollar shares, they are called Cumulative Dollar Preference Shares. If they are in sterling, they are called Cumulative Sterling Preference Shares.

Any Preference Shares with a right to a non-cumulative dividend are called Non-Cumulative Preference Shares. If these shares are dollar shares, they are called Non-Cumulative Dollar Preference Shares. If they are in sterling, they are called Non-Cumulative Sterling Preference Shares.

Preference Shareholder	A holder of NatWest's Preference Shares.

Register	NatWest's register of members.

Registered Office	NatWest's registered office.

rights of any share	The rights attached to the share when it is issued, or afterwards.

share warrant	A bearer warrant issued by NatWest for NatWest's shares - see Article 63.

subsidiary	A 'subsidiary undertaking', as defined in section 258 of the Companies Act.

terms of a share	The terms which a share was issued on.

United Kingdom	Great Britain and Northern Ireland and, for the Articles, the Channel Islands and the Isle of Man.

US$, dollars and cents	The legal currency of the United States of America.

2.2          The words 'shareholder' and 'holder' include the bearer of any share warrant, unless the Articles say otherwise, or the context where the word appears does not allow this meaning.

2.3          Where the Articles refer to a person who is automatically entitled to a share by law, this includes a person who is entitled to the share as a result of the death, or bankruptcy, of a shareholder.

2.4          Words which refer to a single number also refer to plural numbers, and the other way around.

2.5          Words which refer to males also refer to females, and to companies and so on.

2.6          References to a 'person' or 'people' include companies, unincorporated associations and so on.

2.7          The headings and side headings in the Articles are only included for convenience. They do not affect the meaning of the Articles.

2.8          When an Act, or a section of an Act, is referred to, this includes any amendment to the Act or section, as well as any re-enactment (which is where the Act, or section, is included in another Act).

2.9          The version of an Act, and the version of the Articles, which is current at any particular time will apply.

2.10        Where the Articles give any power or authority to anybody, this power or authority can be used on any number of occasions, unless the context does not allow this meaning.

2.11        Any word which is defined in the Companies Act means the same in the Articles, unless the Articles define it differently, or the context where the word appears is inconsistent with the definition given in the Companies Act.

2.12        Where the Articles say that anything can be done by passing an Ordinary Resolution, this can also be done by passing a Special Resolution or an Extraordinary Resolution.

2.13        Where the Articles refer to changing the amount of shares, this means doing any or all of the following:

•	subdividing the shares into other shares with a smaller nominal amount;

•	consolidating the shares into other shares with a larger nominal amount; or

•	dividing shares which have been consolidated into shares with a larger nominal amount than the original shares had.

2.14        Where the Articles refer to any document being 'made effective', this means being signed, sealed or executed in some other legally valid way.

2.15        Where the Articles refer to months or years, these are calendar months or years.

The Registered Office

The Registered Office

3     The Registered Office will be where the Directors decide.

NatWest's capital

Nat West's capital and rights of Ordinary Shareholders

4.1          NatWest's authorised share capital, on 23 April 1996, is £3,250,000,000 plus US$2,000,000,000. This is made up of:

•	1,000,000,000 Sterling Preference Shares of £1 each;

•	2,250,000,000 Ordinary Shares of £1 each; and

•	80,000,000 Dollar Preference Shares of US$25 each.

4.2          The rights of NatWest's Ordinary Shares to income and capital are as follows:

Rights to income

Any profits of any financial year which the Directors decide to distribute will be distributed to the Ordinary Shareholders in proportion to the amounts paid up on their Ordinary Shares. This is subject to the rights of any other class of shares which then exist (including the rights of the Preference Shares).

Rights to capital

If there is a return of capital because NatWest is wound up, or for any other reason, NatWest's assets which are left after paying its liabilities will be distributed to the Ordinary Shareholders in proportion to the amounts paid up on their Ordinary Shares. This is also subject to the rights of any other class of shares which then exist (including the rights of the Preference Shares).

The Preference Shares

The rights of Preference Shares

5.1          Every Preference Share ranks equally with every other Preference Share. The Preference Shares also rank equally with any other shares, if the terms of those other shares say that they rank equally with the Preference Shares. This principle of ranking equally is applied to income by Article 6 and to capital by Article 8. Articles S to 13 set out the rights of the Preference Shares and the restrictions which apply to them.

5.2          Preference Shares can be issued in one or more separate series. Each series will be identified in the way that the Directors decide, and they do not have to make any changes to the Articles to do this.

5.3          A series of Preference Shares may also have any extra rights which the Directors decide to give them. The Directors must decide on any extra rights before the shares of the series are allotted, and in the way allowed by Articles 5 to 13. A Special Resolution to do this is not required under Article 22. But any extra rights must not conflict with the rights set out in Articles 5 to 13. The terms and rights of any series of Preference Shares can be set out in language which reflects the substance, rather than the language, of the Articles.

5.4          Under the resolution which adopted this Article, the Directors can change the amount of any Preference Share into larger or smaller shares, and Articles 66 and 68, where relevant, will apply if the Directors do this. This power is not intended to restrict the wider authority of the Directors to give extra rights to Preference Shares, or to restrict the authority given by Article 9.18.

5.5          Where Articles 5 to 13 give the Directors the power to decide on any extra rights attached to any Preference Shares, these do not have to be the same as the extra rights which are attached to existing Preference Shares.

5.6          Articles 6 to 13 deal with rights of Preference Shares to:

•	share in NatWest's profits and assets;

•	be redeemed; and

•	attend and vote at meetings.

The rights of Preference Shares to share in Nat West's profits

6.1          All Preference Shares will rank equally between themselves, and also with any other shares whose rights say that they rank equally with them, in sharing in NatWest's profits.

6.2          The rights of the Preference Shares to share in profits rank ahead of any other shares.

6.3          The Preference Shares have a right to a preferential dividend. This is subject to what is said in Article 7. The Directors will decide, before a Preference Share is allotted:

•	the rate or rates of the dividend (which can be fixed or variable);

•	the date or dates when the dividend will be paid;

•	any other terms and conditions relating to the dividend; and

•	whether the rights to receive a dividend are cumulative or not.

To avoid any doubt, the Directors can make it a term or condition of any Preference Shares, before they are allotted, that they will not have a right to a dividend, or that they will only have a right to a dividend in certain circumstances (for example, only after a certain period).

The rights of Preference Shares to income

7.1          Before Preference Shares are allotted, the Directors can decide whether any or all of the following provisions will apply to them.

7.2          If, on a dividend payment date, the Directors consider that NatWest's profits which can be distributed are enough to cover the full payment of:

•	dividends on the Preference Shares (including any dividend arrears on any Cumulative Preference Shares); and

•	all dividends which are payable at that time on any other shares which rank equally in sharing in profits (including any dividend arrears on any such shares which have cumulative dividend rights),

then the dividends on the Preference Shares, and on the other shares, must be declared and paid in full.

7.3          If, on a dividend payment date, the Directors consider that NatWest's profits which can be distributed are not enough to cover payment in full of the dividends referred to in Article 7.2, the Directors must use any distributable profits to declare a reduced dividend on the shares referred to in that Article, as explained in the next paragraph.

Any distributable profits will be used to declare a reduced dividend on the shares. This will be paid in proportion to the dividends which would have been due on each share, if there had been sufficient profits. The dividend which would have been due includes any dividend arrears on any of the shares which have cumulative dividend rights.

7.4          If it turns out that dividends should not have been paid, either in full or in part, as set out in Article 7.2 or 7.3, the Directors will not be liable for any loss which any shareholder might suffer as a result, as long as the Directors have acted in good faith.

7.5          If the Directors consider that paying any dividend on any Preference Shares would result in a breach of the Bank of England's requirements for NatWest's capital adequacy, none of that dividend will be declared or paid. This also applies if there would be a breach of the capital adequacy requirements for any of NatWest's subsidiaries.

7.6          The only other right of the Preference Shares to share in NatWest's profits is the right to be allotted extra Preference Shares, as explained in Article 7.7.

If any dividend, or part of a dividend, is not paid for any of the reasons given in Articles 7.3 and 7.5, the holders of any Non-Cumulative Preference Shares will not be entitled to make any claim for that dividend.

7.7          If the whole or part of any dividend on any Non-Cumulative Preference Shares is not paid for any of the reasons given in Article 7.3 and 7.S, the Directors will, if the following condition is met, and as far as the law allows, allot and issue extra Non-Cumulative Preference Shares to the holders of those shares.

The condition is that there must be an amount in NatWest's profit and loss account, or in any of NatWest's reserves (including any share premium account and capital redemption reserve), which can be used for paying up the full nominal value of extra Non-Cumulative Preference Shares, so that the shares can be allotted and issued.

The amount of unpaid dividend is called 'the unpaid amount' in this Article. The extra shares will be credited as fully paid. The total nominal value of the extra shares to be allotted will be equal to the unpaid amount, after deducting any associated tax credit, multiplied by a set amount, or worked out by using a formula. The Directors will decide on the amount or formula before allotting the shares. The extra shares will be allotted and issued when the unpaid amount was due to be paid.

7.8          To pay up in full the extra shares referred to in Article 7.7, the Directors shall:

•	convert into capital, from the accounts and reserves which can be used to do this, a sum equal to the total nominal value of the extra shares;

•	set aside and apply this sum; and

•	allot and issue the shares.

7.9          The extra shares referred to in Article 7.7 will:

•	be in the same currency;

•	have the same rights;

•	have the same restrictions; and

•	rank equally and proportionately with the shares on which the dividend could not be paid in cash.

But the new shares will not have any rights to the dividend which could not be paid in cash.

7.10        The Directors must call a General Meeting if NatWest cannot allot the extra shares referred to in Article 7.7 because:

•	there is not enough authorised share capital; or

•	they are not authorised to allot enough shares under section 80 of the Companies Act.

The Directors will propose resolutions to increase the authorised share capital, or to grant the Directors the necessary authority to allot the extra shares.

7.11        The Directors can do anything which they think is necessary or convenient to carry out what is required by Articles 7.7 to 7.10.

7.12        In this Article a 'London Business Day' is a day when banks are open in London, and when foreign exchange transactions can be done in London. If the day when dividends are payable on Sterling Preference Shares is not a London Business Day, the dividend will be paid on the next London Business Day. But if the next London Business Day would fall in another month, the payment will be moved back and made on the previous London Business Day. There will be no interest or other payment for any delay.

7.13        In this Article a 'US Business Day' is a day when banks in London and New York City are open, and when foreign exchange transactions can be done in both cities. If the day when dividends are payable on Dollar Preference Shares is not a US Business Day, the dividend will be paid on the next US Business Day. There will be no interest or other payment for the delay.

7.14        Before the Directors allot any Preference Shares, they will decide on the dates from which dividends will begin to accrue, and the dates they accrue to. When NatWest has to work out a dividend on Sterling Preference Shares for less than a full dividend period, the daily dividend rate will be worked out as follows. The yearly dividend rate will be divided by 365 days (or by 366 in a leap year), and this daily rate will then be multiplied by the actual number of days which have passed in that period. For Dollar Preference Shares, this calculation will be worked out in the same way, but based on a year of 360 days split into twelve thirty-day months. Article 7.14 applies to broken periods referred to in Articles 7.18 and 8.1, for example.

7.15        NatWest cannot do any of the things set out in Article 7.16 if:

•	any dividend on any Preference Shares which the Articles say should be paid has not been declared and paid in full; and

•	a sum has not been set aside to provide for full payment (or, if applicable, extra shares have not been allotted under Article 7.7).

7.16        In the circumstances set out in Article 7.15, NatWest cannot:

•	redeem, or buy, or acquire in any other way, any shares which rank equally with, or behind, the Preference Shares in sharing in NatWest's assets; or

•	pay, or declare any dividends on any other NatWest shares which rank equally with, or behind, the Preference Shares in sharing in NatWest's profits, except as allowed by Article 7.17.

NatWest cannot do any of these things until both of the following conditions are met.

•	All dividends on Cumulative Preference Shares must have been fully paid, or a sum must have been set aside for full payment (including any arrears).

•
All dividends on Non-Cumulative Preference Shares must have been fully paid, or a sum must have been set aside for full payment, or new shares must have been issued as provided by Article 7.7. This must be for the period, or periods, which the Directors decide on before the relevant Preference Shares are issued.

7.17        Nothing in Articles S to 13 stops the Directors paying a special dividend of up to one penny a share on sterling shares, and up to one cent a share on US dollar shares, if they consider that this is necessary to allow NatWest's shares to continue to be classed as 'wider range investments' as defined in the Trustee Investments Act 1961.

7.18        The Directors will pay dividends on any Preference Shares which are due to be redeemed on their Redemption Date. The meaning of 'Redemption Date' is given in Article 9.

The payment restrictions in Articles 7.3, 7.4 and 7.15 apply to the payment. Otherwise Article 7.18 applies despite anything else in Articles S to 13.

For Sterling Preference Shares, this dividend will be paid on the London Business Day immediately before the Redemption Date. A 'London Business Day' is defined in Article 7.12. For Dollar Preference Shares, the dividend will be paid on the US Business Day immediately before the Redemption Date. A 'US Business Day' is defined in Article 7.13. The dividend will be the amount which would have been due on the Redemption Date if the shares were not being redeemed (including any dividend arrears on Cumulative Preference Shares).

7.19        This Article applies to any Preference Shares which are allotted with the right to receive dividends in, or based on, a different currency from the currency of the shares. In the terms of the shares the Directors can:

•	include different terms about when dividends are paid; and

•	allow a dividend on the shares paid under Article 7.17 to be paid in a different currency than the currency of the share.

This applies despite anything in Articles 7.12 to 7.14.

The rights of Preference Shares to capital

8.1          If capital is returned to shareholders for any reason (including NatWest being wound up), each Preference Share will rank equally with every other Preference Share, and with any other shares whose terms say that they rank equally with them, in sharing in NatWest's assets. The Preference Shares will rank ahead of all other shares in sharing in NatWest's assets. This only applies where NatWest returns capital by redeeming, or buying back, any class of shares, if the terms of any series of Preference Shares say that it does. If there is a return of capital that this Article applies to, each Preference Share will be entitled to receive all of the following from NatWest's assets which can be distributed to its shareholders.

•	Repayment of the amount paid up on the share, or the amount treated as paid up on the share.

•	Any premium which was paid when the share was issued.

•
The amount of any dividend which is due for payment on, or after, the date the winding up commenced, or the date capital was returned in any other way, which is payable for a period ending on or before that date. This applies even if the dividend has not been declared or earned.

•	Any dividend arrears on any Cumulative Preference Shares.

•
A proportion of any dividend if the dividend period began before the winding up commenced, or capital was returned in any other way, but ends after that date. The proportion will be the amount of the dividend that would otherwise have been payable for the period which ends on that date. This applies even if the dividend has not been declared or earned.

8.2          If there is a return of capital which Article 8.1 applies to, and there is not enough to pay the amounts due on the Preference Shares, and on any other shares which rank equally with them in sharing in NatWest's assets, the holders of the Preference Shares, and those other shares, will share what is available. This will be shared in proportion to the amounts the holders are entitled to. These holders will be given preference over other classes of shares which rank behind them in sharing in NatWest's assets.

8.3          No Preference Share gives any other right to share in NatWest's surplus assets.

Redeeming Preference Shares

9.1          NatWest can redeem each series of Preference Shares in the way set out in Article 9, if the legislation allows this. But NatWest cannot redeem a particular series of Preference Shares if the Directors decide, before the shares are allotted, that the series cannot be redeemed.

9.2          NatWest can redeem some or all of the Preference Shares on any Redemption Date by giving the holders a written Redemption Notice. The meaning of 'Redemption Date' is given below. The contents of the Redemption Notice are set out in Article 9.10.

If the Directors have applied Article 7.18 to a series of Preference Shares, the redemption can only take place after the requirements of that Article have been complied with. For holders of Preference Shares with a fixed rate of dividend, the Redemption Notice must be given at least 30 days before the Redemption Date, but not more than 60 days before. For holders of Preference Shares with a variable rate of dividend, the Redemption Notice must be given at least 20 days before the Redemption Date, but not more than 60 days before.

The Redemption Date for any series of Preference Shares is:

•
for Sterling Preference Shares with a fixed dividend rate, any dividend payment date more than 2S years after the date when shares of that series were first allotted (but see Article 9.4 for exceptions to this);

•
for Dollar Preference Shares with a fixed rate of dividend, any dividend payment date more than 5 years after the date the shares of that series were first allotted (but see Article 9.7 for an exception to this); and

•	for any Preference Shares with a variable dividend rate, the last day of a period for which a dividend rate is set.

But:

•	If NatWest redeems some of the Preference Shares in a series; and

•	the Bank of England (or anyone else who replaces it as the regulator of NatWest's banking business) requires this, then

•	there must be an interval after each Redemption Date, of at least 5 years, before the next one.

•	For any series of Preference Shares which is first allotted after section 133 of the Companies Act 1989 comes into force, the Directors can, before the series of shares is allotted:

•	fix a date when the shares will be, or may be, redeemed;

•	fix a date by which the shares will be, or may be, redeemed; or

•	fix dates between which the shares will be, or may be, redeemed.

These dates can replace or add to the redemption dates referred to earlier in Article 9.2.

9.3          When a Sterling Preference Share is redeemed, the following will be paid in sterling for each share:

•	the amount of the nominal value paid up on the share, or the amount of the nominal value treated as paid up on it; and

•	any premium paid when the share was issued, if the Directors have decided (before the share was allotted) that this premium should be paid when the share is redeemed.

9.4          The Directors can choose to issue any series of Sterling Preference Shares so that:

•	each share can be redeemed on any dividend payment date more than 10, 15 or 20 years after the date the shares of that series were first allotted; and

•	the amount which will be paid for each share when it is redeemed will be the amount set out in Article 9.3.

Any series of Sterling Preference Shares issued with these redemption terms will be called:

•	No. 2 Sterling Preference Shares, where the Redemption Date is any dividend payment date more than 10 years after the date the shares of that series were first allotted;

•	No. 3 Sterling Preference Shares, where the Redemption Date is any dividend payment date more than 15 years after this date; and

•	No. 4 Sterling Preference Shares, where the Redemption Date is any dividend payment date more than 20 years after this date.

9.5          When a Dollar Preference Share is redeemed, the following will be paid in US dollars for each share:

•	the amount of the nominal value paid up on the share, or the amount of the nominal value treated as paid up on it;

•	any premium paid when the share was issued, if the Directors have decided (before the share was allotted) that this premium should be paid when the share is redeemed; and

•	the Dollar Redemption Premium, if the share has a fixed rate of interest (the 'Dollar Redemption Premium' is defined in Article 9.8).

See Articles 9.6 and 9.7 for exceptions to this.

9.6          The Directors can choose to issue any series of Dollar Preference Shares so that only the amounts referred to in the first two bullet points of Article 9.5 will be paid for each share when it is redeemed.

Any series of Dollar Preference Shares issued with these alternative redemption terms will be called No. 2 Dollar Preference Shares.

9.7          The Directors can also choose to issue any series of Dollar Preference Shares so that:

•	each share can be redeemed on any dividend payment date more than 10 years after the date the shares of that series were first allotted; and

•	the amount which will be paid for each share when it is redeemed will be only the amounts referred to in the first two bullet points of Article 9.5.

Any series of Dollar Preference Shares issued with these alternative redemption terms will be called No. 3 Dollar Preference Shares.

9.8          If the Dollar Redemption Premium referred to in Article 9.5 applies to the relevant series of Dollar Preference Shares, it will only be paid by NatWest if the Redemption Date falls between the fifth anniversary and the tenth anniversary (including the day of the tenth anniversary) of the date the relevant series of shares was first allotted. The date when a share in a series was first allotted is called 'the relevant allotment date'.

The Dollar Redemption Premium for each share is worked out as follows:

•
If the Redemption Date falls more than five years after the relevant allotment date, but not more than six years after that date, the Dollar Redemption Premium is 6% of both the nominal value of the share and any premium paid when the share was issued.

•
If the Redemption Date falls more than six years after the relevant allotment date, but not more than seven years after that date, the Dollar Redemption Premium is 4.8% of both the nominal value of the share and any premium paid when the share was issued.

•
If the Redemption Date falls more than seven years after the relevant allotment date, but not more than eight years after that date, the Dollar Redemption Premium is 3.6% of both the nominal value of the share and any premium paid when the share was issued.

•
If the Redemption Date falls more than eight years after the relevant allotment date, but not more than nine years after that date, the Dollar Redemption Premium is 2.4% of both the nominal value of the share and any premium paid when the share was issued.

•
If the Redemption Date falls more than nine years after the relevant allotment date, but not more than ten years after that date, the Dollar Redemption Premium is 1.2% of both the nominal value of the share and any premium paid when the share was issued.

•
If the Redemption Date falls more than ten years after the relevant allotment date, no Dollar Redemption Premium will be paid. The Dollar Redemption Premium for each share will be rounded down to the nearest cent.

9.9          If NatWest is only going to redeem some of a series of Preference Shares, it will arrange for a draw to decide which shares to redeem. This will be drawn at the Registered Office, or at any other place which the Directors decide on. The Auditors must be present at the draw.

9.10        A Redemption Notice (which is referred to in Article 9.2) must state:

•	the relevant Redemption Date for redeeming the shares;

•	which Preference Shares are to be redeemed;

•	the redemption price; and

•	the place, or places, where documents of title for the shares must be presented and surrendered, and where the redemption money will be paid.

On the Redemption Date, NatWest will redeem the relevant shares. This is subject to the other provisions of Article 9, and also to the legislation. If the Redemption Notice is defective in any way, or not given properly, the redemption will still be valid.

9.11        The redemption money will be paid as follows.

If the shares are Dollar Preference Shares, the payment will be made by:

•	a US dollar cheque drawn on any bank in London or in New York City; or

•	a transfer to a US dollar account held by the person to be paid at any bank in London or in New York City, if the holder has requested this before the date given in the Redemption Notice.

If the shares are Sterling Preference Shares, payment will be made by:

•	a sterling cheque drawn on any bank in London; or

•	a transfer to a sterling account held by the person to be paid at any bank in London, if the holder has requested this before the date given in the Redemption Notice.

9.12        If the shares are registered, payment will be made when the relevant share certificate is presented and surrendered at the place, or any of the places, stated in the Redemption Notice. If a certificate is for more shares than are to be redeemed, NatWest will send a certificate for the balance. This certificate will be sent within 21 days to the registered holder, or to the first-named joint holder, free of charge, but at the holder's risk.

9.13        If the shares are bearer shares, payment will be made when the following are presented and surrendered at the place, or any of the places, stated in the Redemption Notice:

•	the relevant share warrant; and

•	any related dividend coupons, or talons, which have not yet matured.

On the Redemption Date all dividend coupons which have not matured, and any talons for additional dividend coupons, will be void, whether or not they are returned. No payment will be made on them. If a share warrant is for more shares than are to be redeemed, NatWest will send a new share warrant for the balance to the holder, at his risk, free of charge. This new warrant for the balance will have dividend coupons, and any appropriate talons, to replace those which were surrendered and which had not matured.

9.14        All redemption payments will be made after complying with any tax laws, and any other laws, which apply.

9.15        The dividend on any shares which are to be redeemed stops accruing from the Redemption Date. But if the redemption payment is wrongly withheld or refused after the relevant documents have been surrendered, the dividend will be treated as continuing to accrue. This will be at the rate or rates which would have applied without the redemption, and from the Redemption Date until the redemption money is paid. The shares will not be treated as redeemed until the redemption money has been paid.

9.16        If the Redemption Date for any Sterling Preference Shares is not a London Business Day (which is defined in Article 7.12), the payment will be made on the next London Business Day. But if the next London Business Day is in another month, the payment will be moved back and made on the previous London Business Day. If the Redemption Date for any Dollar Preference Shares is not a US Business Day (which is defined in Article 7.13), the payment will be made on the next US Business Day. There will be no interest or other payment for the delay in either case.

9.17        If the holder of any Preference Share which is being redeemed gives NatWest a receipt for the redemption money, or if the law treats him as giving a receipt, this establishes conclusively that NatWest has carried out its obligation completely. If a share is held jointly, this applies to any receipt, or anything the law treats as a receipt, from the joint holder whose name is registered first. If the shares are bearer shares, this applies to any receipt, or anything the law treats as a receipt, from the person who delivers the share warrant to any place stated in the Redemption Notice.

9.18        If NatWest redeems or buys back any Preference Shares, the Directors can do either or both of the following things relating to the authorised capital representing the shares:

•	change the amounts of shares in the authorised share capital into shares of a larger or smaller amount; or

•
convert this capital into shares of any other class of share capital in the same currency which exists at the time, or into unclassified shares in the same currency, with as near as possible the same total nominal amount.

The Directors can do this with the authority given by the resolution which adopted this Article. Article 9.18 does not restrict the wider authority given by Article 5. Articles 66 and 68 will apply to any change of the amount of shares which is done under Article 9.18.

The voting rights of Preference Shares

10.1        The holders of any series of Preference Shares are only entitled to receive notice of General Meetings, or to attend and vote at General Meetings, if any of the following apply.

•
The dividend for that series of Preference Shares, if it was first allotted on or before 23 April 1996, has not been paid in full for the dividend period, or periods, fixed by the Directors before that series of Preference Shares was first allotted.

•
Any dividend for that series of Preference Shares, if it was first allotted after 23 April 1996, has not been paid in full within the period fixed by the Directors before the series of Preference Shares was first allotted. But this period cannot be more than six months.

•
A resolution is going to be proposed at the General Meeting which would vary or abrogate the rights attached to that series of Preference Shares. In this case they are only entitled to vote on this resolution.

•	A resolution is going to be proposed at the General Meeting to wind-up NatWest. In this case they are only entitled to vote on this resolution.

•	Other circumstances have arisen which the Directors had set out before that series of Preference Shares was first allotted.

10.2        The Preference Shareholders can also require there to be a General Meeting if the Directors have decided, before the shares were allotted, that the Preference Shareholders can do this. The Directors can decide when and how the Preference Shareholders can do this. If the Preference Shareholders do require there to be a meeting in this way, the Directors must call the meeting as soon as it is practicable to do so.

10.3        If the Preference Shareholders can vote at a General Meeting, a shareholder who attends personally will have one vote on a show of hands. If there is a poll, holders who attend personally, or who appoint a proxy, will have the number of votes which the Directors have decided on before their shares were allotted.

Buying back Preference Shares

11           NatWest can buy back any Preference Shares which have been issued, on terms and conditions decided on by the Directors. The shares can be bought back:

•	through the market;

•	by tender; or

•	by private arrangement.

The Directors must comply with the legislation and, if it applies, with Article 7.15.

Varying the rights of Preference Shares

12.1        The Directors can only authorise, create, or increase the amount of any class of shares, or other securities which can be converted into any class of shares, which rank ahead of the Preference Shares in sharing in NatWest's profits or assets if:

•	holders of at least 75% of the total value of all existing Preference Shares in issue agree in writing; or

•	an Extraordinary Resolution, passed at a separate General Meeting of the holders of the existing Preference Shares, approves the proposal.

However this does not of itself restrict NatWest's ability to redeem, or buy back, any shares before returning assets to Preference Shareholders.

12.2        Unless the terms of any Preference Shares say otherwise, the special rights which apply to existing Preference Shares are not varied if:

•	any other series of Preference Shares is created or issued;

•	any other shares are created or issued which rank equally with, or behind, the Preference Shares in sharing in NatWest's profits or assets; or

•	any change is made to Articles S to 13, applying to any new series of Preference Shares, except for any change about the ranking of the Preference Shares.

12.3        If a new series of Preference Shares, or any other class of shares, is created, or issued, which ranks equally with the existing Preference Shares in sharing in NatWest's profits or assets, these can either have the same rights as, or different rights to, existing Preference Shares. This will not be treated as varying the rights of the existing shares. For example:

•	the rate of the dividend on the shares can be different;

•	the way that the dividend is worked out can be different;

•	the dividends can be either cumulative or non-cumulative;

•	the payment dates for dividends can be different;

•	the dates from when the shares are entitled to dividends can be different;

•	the new shares can be in any currency;

•	the new shares can be in any basket of currencies if the law allows;

•	a premium may or may not be paid if capital is returned on the shares;

•	NatWest can redeem the new shares, or they can be non-redeemable;

•	if NatWest can redeem the new shares, the redemption can be on different dates, and on different terms, than those which apply to the existing shares; or

•
the new shares can be converted (on the terms and conditions set when the new shares are issued) into Ordinary Shares, or into any other class of shares which rank equally with, or behind, the existing Preference Shares in sharing in NatWest's profits or assets.

Converting Preference Shares into other shares

13.1        If any Preference Shares are issued which can be converted into Ordinary Shares, or into any other class of shares which rank equally with, or behind, existing Preference Shares in sharing in NatWest's profits or assets, these are called 'Convertible Preference Shares'. The Directors can decide to convert these shares as set out in Article 13.2, or in any other way which the law allows.

13.2        The Directors can decide to redeem any Convertible Preference Shares at their nominal value. The redemption must be made out of the proceeds of a fresh issue of Ordinary Shares or any other shares which they can be converted into. If the Convertible Preference Shares become due to be converted, and the Directors decide to redeem them in this way, the following will apply.

•
The Convertible Preference Shares will give their holders the right and obligation to subscribe for the number of Ordinary Shares, or other shares, set by the terms of the Convertible Preference Shares.

•
The new shares will be subscribed for at the premium (if any) which is equal to the redemption money, less the nominal amount of the new shares. If the Convertible Preference Shares are not in sterling, the Directors will decide on the equivalent amount of sterling to work out the premium.

•
Each holder of Convertible Preference Shares will be treated as authorising and instructing the Company Secretary, or anybody else the Directors decide on, to subscribe for the shares in this way, and to borrow money in anticipation of the redemption of the Convertible Preference Shares. This cannot be revoked.

•
If a holder of Convertible Preference Shares converts them, or if someone does this for him, he will be treated as authorising and instructing the Directors to pay his redemption money to the Company Secretary, or to anybody else who the Directors decide on, and to subscribe for the new shares in this way. If the redemption money is not in sterling, the Directors can decide how this is to be converted into sterling before being paid.

Changing share rights

Changing the special rights of shares

14.1        If NatWest's share capital is split into different classes of shares, the special rights which are attached to any of these classes can be varied or abrogated if this is approved by an Extraordinary Resolution. This must be passed at a separate meeting of the holders of the relevant class of shares. This is called a class meeting.

14.2        The special rights of a class of shares can be varied or abrogated when NatWest is a going concern, or if NatWest is being wound up, or if this is being considered.

14.3        All the provisions of the Articles relating to General Meetings will apply to a class meeting, with any necessary changes, but with the following adjustments.

•
At least two people who hold, or who act as proxies for, at least one third of the total nominal value of the existing shares of the class will form a quorum. However, if this quorum is not present at an adjourned meeting, one person who holds shares of the class, or his proxy, will be a quorum.

•	Anybody who is personally present, or who is represented by a proxy, can demand a poll.

•
On a poll, the holders of sterling shares will have one vote for every £1 of nominal share capital which they hold. If the shares are in US dollars, the holders will have one vote for each share. This is subject to any special rights or restrictions which are attached to any class of shares by the Articles, or by the Directors exercising powers given by the Articles.

14.4        Article 14 does not apply to changes to the special rights of a class of shares if the terms of those shares require changes to be approved in some other way. It is also subject to what is said in Article 12 about varying the rights of the Preference Shares.

More about the special rights of shares

15.1        If new shares are created, or issued, which rank equally with any other existing shares with preferred or other special rights, this will not be treated as varying the rights of the existing shares. But this does not apply if the terms of the existing shares expressly say otherwise.

15.2        Restating the Articles in plain English is not intended to vary or abrogate any special rights of any class of NatWest's existing shares. Therefore, if there is any inconsistency between the special rights of any class of existing shares immediately before, and immediately after this Article is first adopted (on 23 April 1996), the special rights immediately before will prevail. But this Article does not stop the holders of any class of shares approving any variation or abrogation of special rights after 23 April 1996.

Shares
The special rights of new shares

16.1        If NatWest increases its share capital and issues new shares, the new shares may have any rights or restrictions attached to them. The rights can take priority over the rights of existing shares, or existing shares can take priority over them. Or the new shares and the existing shares can rank equally. These rights and restrictions can apply to sharing in NatWest's profits or assets. Other rights and restrictions can also apply, for example on the right to vote.

16.2        The rights and restrictions referred to in Article 16.1 can be decided by an Ordinary Resolution passed by the shareholders. The Directors can also take these decisions if they do not conflict with any resolution passed by the shareholders.

16.3        The rights of any new shares must not vary or abrogate any special rights already given to any other class of shares unless the holders of these shares have given their approval in the way required by Article 14.

16.4        The Directors can make it a term of any Preference Shares that they can only be transferred as a unit together with another right or security. This can be for a limited period, or at all times, or until an event happens. The Directors must decide on any restrictions of this kind before the Preference Shares are allotted. Articles 40 to 49 (transferring shares) will apply to these shares, but the Directors can refuse to register a transfer of any of the shares if they are not transferred with the other right or security. To avoid any doubt, if any of these shares are to be quoted on the London Stock Exchange, they must comply with its regulations.

The Directors 'power to deal with shares

17           The Directors can decide how to deal with any shares which have not been issued. The Directors can allot them on any terms, which can include the right to transfer the allotment to another person before any person has been entered on the Register. This is called the right to 'renounce' the allotment. The Directors can also grant options to acquire the shares, for example, in exchange for a certain sum of money. Or the Directors can dispose of the shares in any other way. The Directors have complete freedom to decide who they deal with, when they deal with the shares, and the terms they deal on.

But they must obey:

•	the provisions of the legislation relating to authority, pre-emption rights and other matters; and

•	any resolution of a General Meeting which is passed under the legislation.

The Directors ' authority to allot 'relevant securities'

18.1        The main purpose of Article 18 is to deal with the Directors' authority under section 80 of the Companies Act, after the authority which was given by the resolution which was passed on 26 April 1994 (referred to as 'the 1994 resolution') has ended.

18.2        The Directors are authorised, generally and without conditions, under section 80 of the Companies Act, to allot the shares, and the rights to shares, which are defined in section 80 as 'relevant securities'. They are authorised to allot them for each period referred to in Article 18.4. But this authority only begins as stated in Articles 18.3 and 18.4. It is also restricted by the limit on the maximum amount of relevant securities which can be allotted in each period, which is described in Article 18.5.

18.3        The above Article 18.2 only comes into effect immediately before the shareholders pass an Ordinary Resolution to extend, or renew, the authority to allot relevant securities which was given by the 1994 resolution. Article 8 of NatWest's previous Articles will continue to apply, as far as is needed to allow the 1994 resolution to operate.

18.4        The first period of the renewed or extended authority will be set out in the resolution which renews or extends the authority given by the 1994 resolution. The shareholders can, by passing further Ordinary Resolutions, renew or extend this period for periods of no more than five years each. To renew or extend any authority, the Ordinary Resolution only has to state:

•	that the Directors' authority to allot relevant securities is renewed, or extended, for a period ending as set out in that resolution; and

•	the maximum amount of relevant securities which can be allotted for the period.

18.5        The maximum amount refers to the total nominal amount of the relevant securities which can be allotted. The maximum amount will be set out in the Ordinary Resolution which renews or extends the period, or in any other resolution passed by the shareholders at a General Meeting.

The Directors 'power to allot 'equity securities'

19.1        Where the Directors have general authority under section 80 of the Companies Act as a result of the 1994 resolution, or under Article 18.2, under that authority they have the power to allot 'equity securities', entirely paid for in cash, free of the restriction in section 89(1) of the Companies Act. This power will be for each period referred to in Article 19.3. The meaning of 'equity securities' is given in the Companies Act.

19.2        There is no limit on the maximum amount of equity securities which can be allotted under this power where the allotment is in connection with a rights issue (which is defined in Article 19.5). In all other cases, the maximum amount of equity securities which can be allotted under this power is described in Article 19.4.

19.3       The power given by Article 19 applies for a first period from 23 April 1996 to the next Annual General Meeting. But if the Annual General Meeting has not been held by 23 July 1997, the period ends then. This period can be renewed at any time by the shareholders passing a Special Resolution at a General Meeting. The further periods must not be longer than 15 months each. To renew the power, the Special Resolution only has to state:

•	that the Directors' authority to allot equity securities is renewed for a period ending as set out in the resolution; and

•	the maximum amount of equity securities which can be allotted under the power for that period, other than in connection with a rights issue.

19.4        The maximum amount in Article 19.2 refers to the total nominal amount of the equity securities. For the first period, this amount is £88,534,000. For later periods, it is the amount stated in the Special Resolution which renews the period.

19.5        In Article 19.2 'rights issue' means an offer of equity securities which is open to the following people for a period decided on by the Directors:

•	people who are registered holders of Ordinary Shares on a particular date, in proportion to their holdings of Ordinary Shares; and

•
people who are registered on a particular date as holders of other classes of equity securities, if this is expressly required by the rights attached to those securities, or, if the Directors consider it appropriate, as permitted by the rights attached to those securities.

This offer is subject to any limits, or restrictions, which the Directors think are necessary or appropriate to deal with:

•	any fractions of shares which people would be entitled to; or

•	legal or practical problems under the laws of any territory, or under the requirements of any recognised regulatory body, or stock exchange, in any territory.

Interpreting Articles 18 and 19

20.1        During the periods Articles 18 and 19 refer to, the Directors can make offers, and enter into agreements, which would, or might, need shares to be allotted after those periods.

20.2        In working out the maximum amounts of securities referred to in Articles 18 and 19, the nominal value of rights to subscribe for shares, or to convert any securities into shares, will be taken as the nominal value of the shares which would be allotted if the subscription or conversion takes place.

Nat West 's power to buy back its shares

21           NatWest can use all the powers given by the legislation relating to buying back its own shares. Unless the terms of any Preference Shares say otherwise, the rights attached to Preference Shares shall not be treated as being varied or abrogated if NatWest buys or redeems any of its shares which rank equally with, or behind, the Preference Shares in sharing in NatWest's profits or assets.

Nat West's power to issue shares which can be redeemed

22           If the legislation allows, NatWest can issue any shares which can be redeemed. This can include shares which can be redeemed if the holders want to do so, as well as shares which NatWest can insist on redeeming. The terms and conditions of redemption must be decided before the shares are issued. These terms and conditions must be set by a Special Resolution of NatWest's shareholders at a General Meeting where this Article is relied on.

Nat West's power to pay commission and brokerage

23           NatWest can pay commission to any person who:

•	applies, or agrees to apply, for any new shares in NatWest; or

•	gets anybody else to apply, or to agree to apply for, any new shares in NatWest.

Commission can be paid whether or not the application, or agreement to apply, is conditional. The amount of commission must not be more than 10% of the issue price of the shares. The commission can be paid either in cash (in any currency) or in shares of NatWest which are fully paid up, or in a mixture of the two. NatWest can also pay brokerage (a special form of commission) on any shares issued, up to the maximum amount that the law allows.

No trusts recognised

24.1        NatWest will only be affected by, or recognise, a current and absolute right to all of a share, and to each part of a share. The fact that any share, or any part of a share, may not be owned outright by the registered owner is not of any concern to NatWest, for example, if a share is held on any kind of trust. The same applies to any holder of a share warrant.

24.2        The only exception to what is said in Article 24.1 is for any right which is expressly given by the Articles, or by an Act of Parliament, or by a binding court order.

Joint shareholders

25           If two or more people are registered as joint shareholders, NatWest can pay dividends, and any other money relating to a share, to any one of them. If a joint holder gives NatWest a receipt, or if the law treats him as giving a receipt, this establishes conclusively that NatWest has carried out its obligation completely. NatWest can limit the number of joint shareholders to be registered to four people.

Shares without certificates, and shares which can be transferred without transfer forms

26.1        If the legislation allows, NatWest can issue shares, and other securities, which do not have certificates. NatWest can also allow existing shares, and other securities, to be held without certificates. Evidence of ownership of these shares and securities does not involve a certificate. NatWest can also allow any shares, or other securities, to be transferred without using a transfer form.

26.2        These shares and other securities can, for example, be transferred by using a 'relevant system', as defined in the Uncertificated Securities Regulations 1995 (referred to as the '1995 Regulations'). Shares which can be transferred in this way are called 'uncertificated shares'.

26.3        Immediately before any of NatWest's shares become uncertificated shares, the Articles will only apply to those shares so far as they are consistent with:

•	holding those shares as uncertificated shares;

•	transferring ownership of those shares by using a 'relevant system'; and

•	any of the provisions of the 1995 Regulations.

26.4        The Directors can also lay down regulations which:

•	govern the issue, holding and transfer, and, where appropriate, the mechanics of conversion and redemption, of these shares and securities;

•	govern the mechanics for payments involving a 'relevant system'; and

•
make any other provisions which the Directors consider are necessary to ensure that the Articles are consistent with the 199S Regulations, and with any rules or guidance of an operator of a 'relevant system' under the 1995 Regulations.

These regulations will, if they say so, apply instead of the other provisions in the Articles relating to certificates, and the transfer, conversion and redemption of shares and other securities, and any other provisions which are not consistent with the 1995 Regulations. If the Directors do make any regulations under Article 26.4, Article 26.3 will still apply to the Articles, read with those regulations.

Certificates

27.1        When a shareholder is first registered as the holder of any class of shares, he is entitled, free of charge, to a separate share certificate for each class of shares. But this does not apply if the legislation requires, or allows, NatWest not to issue share certificates.

27.2        If a shareholder gets more shares of any class, he is entitled, without charge, to another certificate for the extra shares.

27.3        If a shareholder transfers part of his shares covered by a certificate, he is entitled, free of charge, to a new certificate for the balance.

27.4        NatWest does not have to issue more than one certificate for any share, even if that share is held jointly.

27.5        When NatWest delivers a certificate to one joint shareholder, the effect is as if it has been delivered to all of the joint shareholders.

27.6        NatWest may deliver a certificate to a broker or agent who is acting for a person who is buying the shares, or who is having the shares transferred to him.

27.7        Share certificates can be:

•	sealed with NatWest's Seal; or

•	printed, in any way, with a copy of NatWest's Seal.

Replacement share certificates

28.1        If a shareholder has two or more share certificates for shares of the same class, he can ask NatWest for these to be cancelled and replaced by a single new certificate.

28.2        A shareholder can ask NatWest to cancel and replace a single share certificate with two or more certificates for the same total number of shares.

28.3        A shareholder can ask for a new certificate if the original is:

•	damaged or defaced; or

•	said to be lost, stolen or destroyed.

28.4         If a certificate has been damaged or defaced, NatWest can require to have the certificate back before issuing a replacement. If a certificate is said to be lost, stolen or destroyed, NatWest can require satisfactory evidence, and an indemnity, before issuing a replacement.

28.5        The Directors can require the shareholder to pay NatWest's exceptional out-of-pocket expenses for issuing any share certificates under Article 28.

Nat West's lien on shares

29            NatWest has a lien and charge on all partly paid shares. This lien and charge has priority over any other lien or charge over the shares. This lien and charge is for any money owed to NatWest by the shareholder, or by his estate. This also applies where the shareholder is a joint shareholder. It also applies where the money is owed jointly with other people. These other people do not have to be shareholders. NatWest's lien and charge applies if the money is immediately payable, and also if it is payable in the future. NatWest's lien also applies to dividends and other payments on partly paid shares.

Enforcing the lien by selling the shares

30            If the Directors want to enforce the lien referred to in Article 29, they can sell some or all of the shares in any way they decide. But they cannot sell the shares until all of the following conditions are met.

•	The money owed by the shareholder must be immediately payable.

•
The Directors must have given a written notice to the shareholder. This notice must say how much is due. It must also demand that this money is paid, and say that the shareholder's shares will be sold if the money is not paid.

•
The notice just referred to must have been served on the shareholder, or on any person who is automatically entitled to the shares by law. This notice can be served in any way that the Directors decide.

•	The money has not been paid by at least fourteen days after the notice has been served.

Using the proceeds of the sale

31            If the Directors sell any shares under Article 30, the proceeds will first be used to repay the amount which is immediately payable. The Directors will pay any money left over to the shareholder, or to any person who is automatically entitled to the shares by law. But NatWest's lien will also apply to any money left over, to cover any money still due to NatWest which is not immediately payable. NatWest has the same rights over this money as it had over the shares immediately before they were sold.

The ownership of the shares which are sold

32            If the Directors sell any shares under Article 30, they can authorise any person to transfer them to the buyer. The Directors can also register the buyer's name as the shareholder. It is not the buyer's responsibility to check that the sale is valid, or that NatWest and the Directors have acted within their rights. The buyer's position will not be affected in any way if the sale is not a valid sale, or if NatWest or the Directors have acted outside their rights. Nor does the buyer need to take any steps to see how the money he is paying is used. After the buyer has been registered as the shareholder, no one can question or attack the validity of the sale. Damages will be the only remedy for any loss. The damages claim can only be made against NatWest.

Calls on shares

The Directors can make calls on shares

33           The Directors can call on shareholders to pay any money which has not yet been paid to NatWest for their shares. They can also make calls on people who are automatically entitled to shares by law. The Directors can make calls as often, and whenever, they think fit. The Directors can decide when and where the money is to be paid, but they must give at least 28 days' notice. The Directors can decide that the money may be paid by instalments. A call is treated as having been made as soon as the Directors pass a resolution authorising it. NatWest must make calls in accordance with the Articles, and in accordance with any conditions which were attached to shares when they were allotted.

The liability of joint shareholders

34           Joint shareholders are liable jointly and severally (which, in general terms, means all together and separately) to pay any money called for.

Shareholders may not receive dividends and so on until they have paid up any calls

35           If a shareholder has not paid any money called for which is due immediately, including any interest and expenses, then, until everything which is due is paid, he is not entitled to:

•	receive any dividend;

•	attend any meeting;

•	vote at a meeting, or in a poll;

•	appoint a proxy to do any of these things for him; or

•	exercise any of the other rights of a shareholder.

Interest on unpaid shares

36           If the person due to pay any money called for in this way does not pay it by the day that it is due, he will be liable to pay interest on the money. This interest will run from the day the money is due until it has actually been paid. The yearly interest rate is NatWest's base rate (as varied) plus 3%, but the Directors can decide to forgo any or all of this interest.

Sums which are payable when a share is allotted are treated as a call

37           If the terms of a share require any money to be paid at the time the share is allotted, or at any fixed date, this money will be treated in the same way as a valid call for money on shares which is due on the same date. If this money is not paid, everything in the Articles, and in the legislation, which is connected with a call for money will apply as it would apply to a valid call which has been notified to the shareholder as set out in the Articles. This includes Articles which allow NatWest to forfeit or sell shares.

Calls can be for different amounts

38           On or before an issue of shares, the Directors can decide that shareholders may be called on to pay different amounts, or that they may be called on at different times.

Paying calls early

39.1        The Directors have the option to accept payment in advance of some or all the money due from a shareholder for his shares before he is called on to pay the money. The Directors can agree to pay interest on money paid in advance. This interest will run until the money would have been due. The interest rate must not be more than 5% a year, unless shareholders pass an Ordinary Resolution to allow a higher rate.

39.2        The shareholder will also be entitled to the same dividend on the shares that he would have been entitled to if he had not paid the money in advance. But the shareholder will not be entitled to any increased dividend as a result of paying the money in advance.

Transferring shares

Transfer forms

40.1        Unless the Articles say otherwise, any shareholder can transfer some or all of his shares to another person. Every transfer must be in writing, and either in the usual standard form, or in any other form approved by the Directors. The transfer must be delivered to the Registered Office, or any other place decided on by the Directors. There is no fee payable to NatWest for transferring shares. The transfer form must have with it:

•	the share certificate for the shares to be transferred; and

•	any other evidence which the Directors ask for to prove that the person wishing to make the transfer is entitled to do this.

40.2        However, if a transfer is by a 'recognised clearing house' or by a 'recognised investment exchange', as defined in the Financial Services Act 1986, a share certificate is only needed if a certificate has been issued for the shares in question.

More about transfers

41.1        A share transfer form must be signed, or made effective in some other way, by the person making the transfer.

41.2        A share transfer form must also be signed, or made effective in some other way, by the person the share is being transferred to, if the share is not a fully paid-up share.

41.3        The person making a transfer will be treated as continuing to be the shareholder until the name of the person a share is being transferred to is put on the register for that share.

41.4        If NatWest registers a transfer, it can keep the transfer form.

41.5        A transfer form cannot be used to transfer more than one class of shares. Each class needs a separate form.

Nat West can refuse to register a transfer

42           The Directors can, without restriction, refuse to register a transfer of any shares which are not fully paid up. They do not have to give any reasons for refusing. But, if any of those shares have been admitted to the Official List of the London Stock Exchange, the Directors cannot refuse to register a transfer if this would stop dealings in the shares from taking place on an open and proper basis.

43           If the Directors decide not to register a transfer of a share, they must notify the person who the shares were to be transferred to. This must be done no later than two months after receiving the transfer.

Closing the Register

44           The Directors can decide to suspend registering transfers by closing the Register. This can be for part of a day, a day, or more than a day. Suspension periods can be changed. But the Register cannot be closed for more than thirty days a year.

Being automatically entitled to shares by law

When a shareholder dies

45.1         When a sole shareholder dies (or a shareholder who is the last survivor of joint shareholders dies), his legal personal representatives will be the only people who NatWest will recognise as being entitled to his shares.

45.2        If a shareholder who is a joint shareholder dies, the remaining joint shareholder or shareholders will be the only people who NatWest will recognise as being entitled to his shares.

45.3        But the Articles do not discharge the estate of any shareholder from any liability.

Registering personal representatives and so on

46           A person who becomes automatically entitled to a share by law can either be registered as the shareholder or select some other person to have the share transferred to. NatWest will not charge a fee for doing this. The person who is automatically entitled by law must provide any evidence of his right which is required by the Directors. This Article is subject to what is said in Articles 45 and 47 to 49.

A person who wants to be registered must give notice

47           If a person who is automatically entitled to shares by law wants to be registered as a shareholder, he must deliver or send a notice to NatWest saying that he has made this decision. He must sign this notice, and it must be in the form which the Directors require. This notice will be treated as a transfer form so far as all of the provisions of the Articles about the registration of transfers of shares are concerned. The Directors have the same power to refuse to register the automatically entitled person as they would have had in deciding whether to register a transfer by the person who was previously entitled to the shares.

A person who wants to have another person registered must use a transfer form

48           If a person who is automatically entitled to a share by law wants the share to be transferred to another person, he must do this by signing a transfer form to the person he has selected. The Directors have the same power to refuse to register the person selected as they would have had in deciding whether to register a transfer by the person who was previously entitled to the shares.

The rights of people automatically entitled to shares by law

49           A person who is automatically entitled to a share by law is entitled to any dividends or other money relating to the share, even though he is not registered as the holder of that share. But the Directors can withhold the dividends and other money until a person has been properly registered as the shareholder as laid down by the Articles - mainly in Articles 47 and 48. He is not entitled to receive notices of meetings of shareholders, or to attend or vote at these meetings. Nor is he entitled to any of the other rights and benefits of being a shareholder, unless he is registered as a holder of the share.

Forfeiting shares

Notice demanding payment of a call

50           This Article applies if a shareholder fails to pay the whole amount of a call, or an instalment of a call, by the day that it is due. It also applies in the same way to a person who is automatically entitled to a share by law. The Directors can serve a notice on him any time after the date it is due, if the whole amount immediately due has not been paid.

Contents of the notice

51           This notice must:

•	demand payment of the amount immediately payable, plus any interest and any of NatWest's expenses caused by the failure to pay;

•	give a date by when the total referred to immediately above must be paid, but this must be at least 14 days after the date of the notice;

•	say where the payment must be made; and

•	say that if the full amount demanded is not paid by the time stated, and where stated, NatWest can forfeit the shares which the call or instalment was due on.

Forfeiture if the notice is not complied with

52           If the notice is not fully complied with, the shares it relates to can be forfeited at any time while any amount (including interest and expenses) is still outstanding. This is done by the Directors passing a resolution stating that the shares have been forfeited.

Forfeiture will include unpaid dividends

53           All dividends which are due on the shares, but not yet paid, will also be forfeited.

Notice of forfeiture

54           After a share has been forfeited, notice must be given to the person whose share has been forfeited. This includes a person who was automatically entitled to the share by law. An entry must immediately be made next to the details for the share in the Register. This must record that notice was given, and the date when the share was forfeited. But even if any of this is not done, the share will still be forfeited.

Selling or disposing of forfeited shares

55           So far as the legislation allows, the Directors can sell or dispose of any forfeited share on any terms, and in any way that they think fit. This can be with, or without, a credit for any amount previously paid up for the share. It can be sold or disposed of to any person, including the previous shareholder, or the person who was previously automatically entitled by law to the share. The Directors can, if necessary, authorise any person to transfer a forfeited share.

Cancelling forfeiture

56           After a share has been forfeited, the Directors can cancel the forfeiture. But they can only do this before the share has been sold or disposed of. This can be on any terms they think fit, which can include payment to NatWest of the money which is owed, with interest and expenses.

The liability of shareholders after forfeiture

57           A shareholder is still liable to pay calls which had been made, but not paid, before the forfeiture of his shares. He must also pay interest on the unpaid amount, until it is paid. The Directors can fix the rate of interest, but it must not be more than NatWest's base rate (as varied) plus 3% a year. The shareholder will also continue to be liable for all claims and demands which NatWest could have made relating to the forfeited share. He will not be entitled to any credit for the value of the share when it was forfeited. This Article also applies to a person who is automatically entitled by law to shares which have been forfeited.

The consequences of forfeiture

58           Immediately a share is forfeited, the person whose share was forfeited loses:

•	all of his interest in the share;

•	any claims and demands against NatWest which he might have been entitled to relating to the share; and

•	any other rights and liabilities relating to the share.

But this does not apply to any rights and liabilities which the Articles expressly say will continue, or which the legislation gives to past shareholders or imposes on them.

The ownership of a forfeited share

59           A Director, or the Company Secretary, can make a statutory declaration which declares:

•	that he is a Director, or the Company Secretary, of NatWest;

•	that a share has been properly forfeited under the Articles; and

•	when the share was forfeited.

This will be evidence of these facts which cannot be disputed. If this declaration is delivered to the buyer of a share, with any completed transfer form which is required and a share certificate, this gives the buyer good title to the share. The new shareholder will not be liable for any calls which were made before he bought the share. Nor does the buyer need to take any steps to see how any money paid for the share is used. The new shareholder's ownership of the share will not be affected if the steps taken to forfeit the share, or the sale or disposal of the share, were invalid or irregular, or if anything that should have been done was not done.

Converting shares into stock, and reconverting stock into shares

Converting shares and stock

60           NatWest's shareholders can at any time convert some or all of NatWest's paid-up shares into stock, or reconvert any stock into paid-up shares of any denomination. This is done by passing an Ordinary Resolution.

Transferring stock

61           The holders of stock can transfer some or all of their stock in the same way (or as near as circumstances will allow) as shares are transferred. But the Directors can at any time set the minimum amount of stock which can be transferred, and restrict or forbid smaller transfers. The minimum amount must not be more than the nominal value of the shares which were converted into the stock. The Directors can also require the stock to be divided into smaller units, each equal to the minimum amount, and that any transfers must also be in units equal to the minimum amount.

Stockholders' rights

62           A stockholder will have the same rights, privileges and benefits as he would have had as the holder of the number of shares from which his stock arose. But stockholders can be entitled to higher dividends than the holder of that number of shares would have been entitled to, and to a greater share in the profits of NatWest, or in its assets, if it is wound up.

Share warrants

Nat West can issue share warrants

63.1        NatWest can issue share warrants which say that the bearer of the warrant is entitled to the shares specified in the warrant. Share warrants can provide for the payment of future dividends and other money relating to shares. Payment can be made by exchanging the coupons which can be attached to the warrants. Or NatWest can make other arrangements to pay.

63.2        The bearer of a share warrant is entitled to the number of shares which are specified in it. These shares can be transferred by one person delivering the share warrant to another.

63.3        The provisions of the Articles relating to certificates and transferring shares (including Articles 45 to 49) do not apply to share warrants.

63.4        Each share warrant must be sealed with NatWest's Seal. If the share warrant relates to shares which are registered in a branch register, they can be sealed with NatWest's local seal for use there.

63.5        This Article applies to any certificate that states that the records of the person who issued the certificate show that a named person is entitled to the shares specified in a particular share warrant. If this certificate is in a form and from a person approved by the Directors, the Directors are free to accept this certificate as sufficient evidence of the facts stated in the certificate. If this certificate is deposited at the Registered Office, or any other place which the Directors at any time decide on, the Directors can treat this in the same way as if the share warrant itself had been deposited there. Therefore, they can treat the person named in the certificate as the bearer. For example, the Directors can allot shares to this person in the same way as they could to the bearer. The right of the person the shares are allotted to shall not be challenged by any person.

63.6        The Directors can decide on the conditions which apply to share warrants. They can also change these. For example, they can decide on:

•
when a new share warrant or coupon or talon may be issued to replace one which is worn out, damaged, marked, lost or destroyed (although the Directors must be satisfied beyond reasonable doubt that a share warrant has been lost before they will replace it);

•	when a bearer of a share warrant will be entitled to attend and vote at General Meetings (subject to Articles 63.8 to 63.10); or

•	how a share warrant may be surrendered, and how the name of the bearer can be entered in the Register for the shares specified in the share warrant.

These examples do not limit the power of the Directors to decide on other conditions.

63.7        The bearer of a share warrant will be subject to the conditions relating to share warrants which are in force. These conditions can be made before, or after, a share warrant is issued. All this applies unless anything in the Articles, or the conditions decided on by the Directors, say otherwise.

63.8        Article 63.8 is subject to anything said in the conditions of the share warrants. The bearer of a share warrant can deposit his share warrant at the Registered Office, or at any other place where the Directors decide. So long as the share warrant is deposited there, the bearer will have the rights set out in Article 63.8 which he would have had if his name had been on the Register as the holder of the shares specified in the share warrant. These are the rights to:

•	sign a requisition for calling a meeting of the shareholders of NatWest;

•	give notice of his intention to put a resolution to a meeting; and

•	vote, appoint a proxy and exercise the other rights of a shareholder at any meeting held 48 hours or more after the share warrant has been deposited.

63.9        This Article applies if a share warrant is not deposited at any of the places referred to in Article 63.8, and the person who deposited it wants to attend a shareholders' meeting, or to be represented by somebody else at a shareholders' meeting. The person depositing the share warrant must get a certificate from the person he has deposited it with. This certificate must be in the form required by the Directors and it must, amongst other things, identify the share warrant, and the number of shares specified in it. This certificate must be delivered to the Registered Office, or any other place where the Directors decide, at least 48 hours before the time of the meeting.

63.10      Only one person can be treated as a depositor of a share warrant. Joint depositors will not be recognised. If a person who has deposited a share warrant wants to attend a meeting, or to appoint another person to attend for him, his share warrant must be left at the place required by Article 63 until the meeting is finished.

63.11      The bearer of a share warrant is only entitled to do the following things to the extent expressly allowed by the Articles, or by the conditions relating to the share warrants which are in force at the time:

•	sign a resolution for calling a meeting of the shareholders of NatWest;

•	give notice of his intention to submit a resolution to a meeting;

•	attend, vote at or appoint a proxy for a meeting;

•	exercise any other right of a shareholder at a meeting; and

•	receive any notice from NatWest.

However, the bearer of a share warrant is entitled in all other respects to the same privileges and benefits which he would be entitled to if he had been registered as the shareholder of the shares specified in the share warrant. The bearer of a share warrant is also treated as a member of NatWest.

Increasing capital

The power to increase capital

64           NatWest's shareholders can increase NatWest's share capital by passing an Ordinary Resolution. The resolution will fix the amount of the increase, the nominal amount of the new shares, and the currency or currencies of the shares.

New shares

65           Unless any directions to the contrary are given under the Articles, all new shares will be treated in exactly the same way as if they were part of the existing share capital. This includes the provisions for payment of calls, transfer, transmission, forfeiture, lien and all other things.

Altering capital

The power to alter capital in certain ways

66           NatWest's shareholders can pass Ordinary Resolutions to do any of the following.

•	To divide, or consolidate and then divide, all or any of its share capital into shares of a larger nominal amount than the existing shares.

•
To divide some or all of its shares into shares which are of a smaller nominal amount than is fixed in the Memorandum of Association. This is subject to the provisions of section 121(3) of the Companies Act. (This regulates the balance between amounts which are paid and unpaid on shares which are divided.) The resolution may provide that, as between the holders of the divided shares, one or more of these shares may be given preference or advantage concerning dividends, capital, voting or anything else.

•
To cancel any shares which have not been taken, or agreed to be taken, by any person at the date of the resolution, and reduce the amount of NatWest's share capital by the amount of the cancelled shares.

The power to reduce capital

67           NatWest's shareholders can pass a Special Resolution to:

•	reduce its share capital in any way; or

•	reduce any capital redemption reserve or share premium account in any way.

But the capital paid up on the Preference Shares cannot be reduced, unless the holders of the Preference Shares have approved this by passing an Extraordinary Resolution at a separate meeting held in accordance with Article 14. Unless the terms of Preference Shares say otherwise, the rights attached to them will not be treated as being varied or abrogated if NatWest buys back or redeems any of its shares which rank equally with them, or behind them, in sharing in NatWest's profits or assets.

Priorities in changing capital

68.1        Anything done on the basis of the last two Articles must be done according to the following priorities.

•	The first priority is to comply with the legislation.

•	Then, in areas not covered by the legislation, the next priority is to comply with the resolution which authorises what is to be done.

•	Lastly, in areas not covered by the resolution, the Directors can decide what is most appropriate.

68.2        If any shares are consolidated, the Directors have power to deal with any fractions of shares which may result from the consolidation. If the Directors decide to sell any fractions, they can authorise any person to transfer the fraction which has been sold to the buyer. The buyer does not need to take any steps to see how any money he is paying is used. Nor will his ownership be affected if the sale was irregular or invalid in any way.

General Meetings

The Annual General Meeting

69           Each year NatWest must hold an Annual General Meeting, in addition to any other General Meetings which are held in the year. The notice calling the meeting must say that the meeting is the Annual General Meeting. There must not be a gap of more than 15 months between one Annual General Meeting and the next. The Directors will decide when and where to hold the Annual General Meeting.

Extraordinary General Meetings

70           If a General Meeting is not an Annual General Meeting, it is called an Extraordinary General Meeting.

Calling an Extraordinary General Meeting

71           The Directors can decide to call an Extraordinary General Meeting at any time. Extraordinary Meetings will also be called in response to a requisition by shareholders under the legislation. If the Directors do not comply with this, the people making the requisition can call the meeting themselves, under the legislation.

Notice of meetings

72.1           At least 21 clear days' notice in writing must be given for every Annual General Meeting, and for any other meeting where it is proposed to pass a Special Resolution. For every other General Meeting, at least 14 clear days' notice in writing must be given. Any notice must say:

•	where the meeting is to be held;

•	the date and time of the meeting; and

•	the nature of any special business for the meeting (see Article 76).

Notices of meetings must be given to the shareholders who the Articles say are entitled to receive them from NatWest. Notice must also be given to NatWest's Auditors. The day when the notice is served, or is treated as served, and the day of the meeting do not count in the period of notice.

72.2           If NatWest cannot effectively call a General Meeting by sending notices through the post, because the post service is suspended or restricted in the United Kingdom, the Directors can call the meeting by publishing a notice in at least two United Kingdom national newspapers. These notices must be published on the same day. The time of service will be treated as noon on the day of publication. Notice published in this way will be treated as being properly served on shareholders who are entitled to receive it. That includes holders of share warrants. If it becomes possible to use the post service more than seven days before the meeting, NatWest must send confirmation of the notice through the post. This Article is subject to section 238 of the Companies Act so far as Annual General Meetings are concerned. (This relates to circulating accounts.) Articles 159 to 163 are subject to Article 72.2.

A General Meeting can be moved at short notice

73           If the Directors consider that it is impractical, or unreasonable, to hold a General Meeting at the place set out in the notice calling the meeting, they can move or postpone the meeting, or both. If the Directors do this, an announcement of the date, time and place of the rearranged meeting will, if practical, be published in at least two United Kingdom national newspapers. Notice of the business of the meeting does not need to be given again. The Directors must take reasonable steps to ensure that any shareholder trying to attend the meeting at the original time and place is informed of the new arrangements. If a meeting is rearranged in this way, proxy forms can be delivered, in the way required by Article 97, until 48 hours before the rearranged meeting. The Directors can also move or postpone the rearranged meeting, or both, under this Article.

Proceedings at General Meetings

Security, and other arrangements, at General Meetings

74           The chairman of a meeting, or the Company Secretary, can take any action they consider appropriate for:

•	the safety of people attending a General Meeting;

•	proper and orderly conduct at a General Meeting; or

•	the meeting to reflect the wishes of the majority.

For example, they can require any people to prove who they are, they can carry out security searches, and stop certain things being taken into the meeting. They can refuse to allow any person into a meeting, or can arrange for any person who refuses to comply with any requirements imposed under this Article to be removed from a meeting.

Overflow meeting rooms

75           The Directors can arrange for any people who they consider cannot be seated in the main meeting room, where the chairman will be, to attend and take part in a General Meeting in an overflow room or rooms. Any overflow room will have a live video link from the main room, and a two-way sound link. The notice of the meeting does not have to give details of any arrangements under this Article. The Directors can decide on how to divide people between the main room and any overflow room. If any overflow room is used, the meeting will be treated as being held, and taking place, in the main room.

Special Business

76           Any business of an Extraordinary General Meeting is treated as special business. This also applies to all business of an Annual General Meeting except:

•	considering the balance sheet, the profit and loss account, and any group accounts;

•	considering any other document which must be sent with, or be attached to, the balance sheet;

•	considering the report of the Directors and the report of the Auditors;

•	electing and re-electing Directors to replace any Directors who are retiring; and

•	appointing the Auditors and setting their fees.

The quorum needed for meetings

77           Before a meeting starts to do business, there must be a quorum present. If there is not, the meeting cannot carry out any business. Unless the Articles say otherwise, a quorum for all purposes is two shareholders who are personally present, and who are entitled to vote.

The procedure if there is no quorum

78           This Article applies if a quorum is not gathered within half an hour of the time fixed for a General Meeting to start. If the meeting was called by shareholders it will be dissolved. Any other meeting will be adjourned for one week, and reconvened at the same time and in the same place. But if that day falls on a Bank or public holiday, the meeting will be held on the first business day (excluding Saturdays and Sundays) after the holiday. If there is still not a quorum at the adjourned meeting fifteen minutes after it was due to start, the shareholders who are personally present and entitled to vote will be a quorum.

The chairman of a meeting

79.1        NatWest's Chairman will be the chairman at every General Meeting, if he is willing and able to take the chair.

79.2        If NatWest does not have a Chairman, a Deputy Chairman will chair the meeting if he is willing and able to take the chair.

79.3        If NatWest does not have a Chairman or a Deputy Chairman, or if neither the Chairman nor a Deputy Chairman is willing and able to chair the meeting, after waiting 15 minutes from the time that a meeting is due to start, the Directors who are present will choose one of themselves to act as chairman. If there is only one Director present, he will be chairman if he agrees.

79.4        If there is no Director willing and able to be chairman, then the shareholders who are personally present at the meeting will decide which one of them is to be chairman.

79.5        To avoid any doubt, nothing in the Articles will restrict or exclude any of the powers, or rights, of a chairman of a meeting which are given to him by the general law.

Adjourning meetings

80.1        The chairman of a meeting can adjourn the meeting, before or after it has started, and whether or not a quorum is present, if he considers that:

•	there is not enough room for the number of shareholders who wish to attend the meeting;

•	the behaviour of the people present prevents, or is likely to prevent, the business of the meeting being carried out in an orderly way; or

•	an adjournment is necessary for any other reason so that the business of the meeting can be properly carried out.

The chairman does not need the consent of the meeting to adjourn for any of these reasons. The adjournment will be to another time, which may be later on the same day as the meeting, and can be to another place. The chairman will decide on these matters.

80.2        The chairman of a meeting may also adjourn a meeting if this is agreed at a meeting which has a quorum present. And the chairman must adjourn the meeting if the meeting directs him to. In these circumstances the meeting will decide how long the adjournment will be, and where it will adjourn to.

80.3        Meetings can be adjourned more than once. But if a meeting is adjourned for more than 30 days, at least 14 days' notice must be given for the adjourned meeting in the same way as required for the original meeting. If a meeting is adjourned for less than 30 days, there is no need to give notice about the adjournment, or about the business to be considered at the adjourned meeting. A reconvened meeting can only deal with business that could have been dealt with at the meeting which was adjourned.

Amending resolutions

81.1        Amendments can be proposed to any resolution if they are only clerical amendments, or amendments to correct some other obvious error in the resolution.

81.2        No other amendments can be proposed to any Special or Extraordinary Resolution.

81.3        Amendments to an Ordinary Resolution which are within the scope of the resolution can be proposed if:

•	notice of the proposed amendment is delivered to the Registered Office at least 48 hours before the time of the meeting, or the adjourned meeting; or

•	the chairman of the meeting decides that the amendment is appropriate for consideration by the meeting.

How votes are taken

82           If a resolution is put to the vote at a General Meeting, it will be decided by a show of hands, unless a poll is demanded when, or before, the result of the show of hands is declared by the chairman. A poll can be demanded by:

•	the chairman of the meeting;

•	at least five shareholders at the meeting who are entitled to vote (including proxies for shareholders entitled to vote);

•
one or more shareholders at the meeting who are entitled to vote and who have, between them, at least 10% of the total votes of all shareholders who have the right to vote at the meeting (including proxies for shareholders entitled to vote); or

•
one or more shareholders who have shares which allow them to vote at the meeting, where the total amount which has been paid up on these shares is at least 10% of the total sum paid up on all shares which give the right to vote at the meeting.

A demand for a poll made by a proxy for a shareholder will be treated in the same way as a demand made by the shareholder himself. A demand for a poll can be withdrawn.

The effect of a declaration by the chairman

83           The following applies when there is a vote by a show of hands and no poll is demanded, or any demand for a poll is withdrawn. Any of the following declarations by the chairman of the meeting which are minuted in the minute book will be conclusive proof that:

•	a resolution has been carried;

•	a resolution has been carried unanimously;

•	a resolution has been carried by a particular majority;

•	a resolution has been lost; or

•	a resolution has been lost by a particular majority.

There is no need to prove the number, or proportion, of votes recorded for or against a resolution. If a poll is demanded and the demand is then withdrawn, any declaration by the chairman of the result of a vote on that resolution by a show of hands, which was made before the poll was demanded, will stand.

How a poll is taken

84           If a poll is demanded in the way allowed by the Articles, the chairman of the meeting will decide where, when and how it will be carried out. The result will be treated as the decision of the meeting where the poll was demanded, even if the poll is carried out after the meeting. No notice that the poll will be carried out has to be given if it is carried out within 30 days of being demanded.

When there cannot be a poll

85           A poll is not allowed on a vote to elect a chairman of a meeting. Nor is a poll allowed on a vote to adjourn a meeting, unless the chairman of the meeting demands a poll.

The chairman 's casting vote

86           If the votes are equal, either on a show of hands or a poll, the chairman of the meeting will be entitled to a further or casting vote. This is in addition to any other votes which he may have as a shareholder, or as a proxy.

A meeting continues after a poll is demanded

87           A demand for a poll on a particular matter will not stop a meeting from continuing to deal with other matters.

The votes of shareholders

The votes of shareholders

88           When a shareholder is entitled to attend a meeting and vote, he has only one vote on a show of hands. A proxy cannot vote on a show of hands. Where there is a poll, a shareholder who is entitled to be present and to vote has one vote for every £1 of nominal share capital which he holds. This is subject to any special rights or restrictions which are given to any class of shares by, or in accordance with, the Articles - for example, see Article 10, which relates to the Preference Shares.

Failure to comply with a notice under section 212 of the Companies Act

89.1        Article 89 applies when a registered holder of NatWest's shares, or another person who appears to be interested in any NatWest's shares, fails, within the time allowed, to comply properly with a notice given by NatWest under section 212 of the Companies Act. The time allowed is set out in Article 89.10. In this Article this notice is called a 'statutory notice' and the 'relevant shares' are the shares that the statutory notice relates to. In these circumstances the Directors can serve another notice on the registered shareholder - this is called a 'restriction notice'. The restriction notice should say that the relevant shares shall not give the holder any right to vote or attend any meeting, or appoint a proxy at any kind of meeting, as from the date the notice is served.

89.2        If the relevant shares amount to at least 0.25% of the shares of that class when the restriction notice is served, the notice can also say either or both of the following.

•	Any dividend, or other money payable, relating to the relevant shares will be kept back by NatWest, and NatWest will not have to pay any interest on it.

•	No transfer of the relevant shares will be registered unless either of the following applies.

•
The registered holder of the shares has not himself failed to provide any of the information requested. And the transfer is only of some of the relevant shares. And when the transfer is requested, it is accompanied by a certificate from the registered shareholder. This certificate must say that, after proper and careful enquiry, he is satisfied that nobody who has failed to supply any of the requested information is interested in any of the shares to be transferred. This certificate must be in a form which the Directors are satisfied with.

•	The transfer is an 'approved transfer'. The meaning of an approved transfer is given in Article 89.11.

89.3        When a restriction notice is served it has the effect which it states.

89.4        NatWest must send a copy of the restriction notice to every other person who appears to be interested in the relevant shares. But if this is not done, it will not stop the restriction notice from having effect.

89.5        This Article relates to shares which are held by an Approved Depositary. An Approved Depositary is explained in Articles 89.12 and 89.13. When a person who appears to be interested in shares held by an Approved Depositary has been served with a restriction notice, that notice shall be treated as applying only to those shares, and not to any other shares held by the Approved Depositary.

89.6        The Directors can withdraw a restriction notice at any time by serving a further notice on the registered holder of the relevant shares saying that the restriction notice no longer affects the shares.

89.7        A restriction notice must cease to have effect within seven days of the statutory notice having been properly complied with. A restriction notice must also cease to have effect within seven days of an 'approved transfer' being presented for registration, in respect of any shares which the registered holder transfers in the 'approved transfer'. The meaning of an approved transfer is given in Article 89.11.

89.8        Articles 89.9 to 89.13 explain some of the terms used in Article 89.

89.9        A person will be treated as appearing to be interested in shares if:

•	the registered holder of the shares has notified NatWest under section 212 of the Companies Act; and

•
the Directors know, or have a reasonable cause for believing, that the person is or may be interested in the shares. In considering this issue, the Directors should take into account any notification from the registered holder under section 212 of the Companies Act, and any other relevant notification which they have received under that section.

89.10      The time allowed for responding to a statutory notice is 28 days from the date that the notice is served. However, if the relevant shares amount to at least 0.25% of the issued shares of the class, then the period is 14 days from the date the notice is served.

89.11      A transfer is an approved transfer only if one or more of the following apply.

•	The transfer is to an offeror by way of, or following acceptance of, a take-over offer. For these purposes the meaning of a take-over offer is given in section 428 of the Companies Act.

•
The Directors are satisfied that the transfer is made following a sale of all of the beneficial ownership of the shares to a person who is not connected with the registered shareholder, or with any other persons who appear to be interested in the shares.

•
The transfer is the result of a sale made through a recognised investment exchange or any other stock exchange outside the United Kingdom on which NatWest's shares are normally traded. For these purposes a 'recognised investment exchange' is defined in the Financial Services Act 1986.

89.12      An Approved Depositary means a person (or his nominee) who meets all of the following conditions:

•	the person is appointed by a contract with NatWest, or under other arrangements which are approved by the Directors;

•	the person holds, or is interested in, NatWest's shares, or rights or interests in NatWest's shares, as a result of the appointment; and

•
the person issues securities or other documents which are evidence of the right of the holder of the securities, or other documents, either to the shares, rights or interests themselves, or to receive any of these.

89.13      Trustees, acting in the capacities below, are also treated as an Approved Depositary if the Directors decide that they should be. The capacities are:

•	trustees of any employees' share scheme which the Directors have established; and

•
trustees of any other scheme, or arrangements, which are principally for the benefit of employees of NatWest or its subsidiaries, and which have been approved by NatWest's shareholders at a General Meeting.

89.14      Nothing in the Articles limits NatWest's right to:

•	apply to the Court for an order under section 216 of the Companies Act (to impose sanctions where a statutory notice has not been complied with); or

•	require information to be provided in a shorter period than those given in Article 89.10.

Votes of shareholders who are of unsound mind

90           This Article applies where:

•	a shareholder is of unsound mind; or

•	a court which has the jurisdiction to protect people who are unable to manage their own affairs has made an order about a shareholder.

The person or people appointed to act for the shareholder can vote for the shareholder if any evidence which the Directors may require of their authority to do this is delivered to the Registered Office at least 48 hours before the relevant meeting (or adjourned meeting). This includes appointing a proxy, voting on a show of hands and voting on a poll.

The votes of joint holders

91          This Article applies to a share held by joint shareholders. If more than one of the joint shareholders votes, the only vote which will count is the vote of the person whose name is listed before the other voters on the Register for the share.

Shareholders who are entitled to vote

92           Unless the Articles say otherwise, the only people who can attend or vote at General Meetings are shareholders who have paid NatWest all calls, and all other sums relating to their shares which are due at the time of the meeting. This applies both to attending a meeting personally and to appointing a proxy.

The votes on a poll

93           If a poll is called, a shareholder can vote either personally or by appointing a proxy. If a shareholder votes in a poll, he does not have to use all of his votes, nor does he have to cast all his votes in the same way. A proxy does not need to be a shareholder.

A proxy 's right to demand a poll

94           A proxy form will be treated as giving the proxy the authority to demand a poll, or to join others in demanding one.

Challenging votes

95         Any objection to the right of any person to vote must be made at the meeting at which the vote is cast. If a vote is not disallowed at a meeting, it is valid for all purposes. Any objection must be raised with the chairman of the meeting. His decision will be final. This Article applies in the same way to adjourned meetings.

Completing proxy forms

96         A proxy form must be in writing and signed by the shareholder appointing the proxy, or by an attorney who has been properly appointed in writing. If a proxy is appointed by a company, the form should be either sealed with the company's common seal or signed by an officer or attorney who is properly authorised to act on behalf of the company. The Directors can, but they do not have to, require evidence which shows the authority of someone who has signed the form on behalf of somebody else.

Delivering proxy forms

97.1        A proxy form must be delivered to the Registered Office, or to any other place specified in the notice of meeting or in the proxy form, at least:

•	48 hours before a meeting, or an adjourned meeting;

•	48 hours before a poll taken after a meeting, if the poll is taken on the same day as the meeting; or

•	24 hours before any other poll taken after a meeting, or after an adjourned meeting.

97.2        If a proxy form is signed on behalf of a company, or any other person, the power of attorney or other authority relied on to sign it, or a copy which has been certified by a notary, or an office copy, must be delivered with the proxy form.

97.3        If Article 97 is not complied with, the proxy will not be able to act for the person who appointed him.

97.4        If a proxy form which relates to several meetings has been properly delivered for one meeting, or an adjourned meeting, it does not need to be delivered again for any later meeting which the proxy form covers.

The death or incapacity of a person who appoints a proxy

98           Any vote cast in the way a proxy form authorises, or any demand for a poll made by a proxy, will be valid even though:

•	the person who appointed the proxy has died or is of unsound mind;

•	the proxy form has been revoked; or

•	the authority of the person who signed the proxy form for the shareholder has been revoked.

However, this does not apply if written notice of the fact has been received at the Registered Office before the day of the meeting, or adjourned meeting, or before the day of a poll taken after a meeting, when the proxy form is used.

Expiry of proxy forms

99           A proxy form expires 12 months from the date the form states that it is signed on. But it will be valid if it is used at an adjourned meeting, or a poll after a meeting or an adjourned meeting even after 12 months, if it was valid for the original meeting.

The proxy form

100         A proxy form must be in any form which is commonly used, or in any other form which the Directors approve.

Company representatives at meetings

Representatives of companies

101.1      A company which is a shareholder can authorise any person to act as its representative at any meeting. This person is called a company representative. The directors of the company must pass a resolution to appoint the company representative. If the governing body of the company is not a board of directors, the resolution can be passed by its governing body. A company representative can exercise all the powers on behalf of the company which the company could exercise if it were an individual shareholder. This includes the power to vote on a show of hands when the company representative is personally present at a meeting. The Directors may require evidence of the authority of a company representative.

101.2      Any vote cast by a company representative, and any demand by him for a poll, will be valid even though he is, for any reason, no longer authorised to represent the company. However, this does not apply if written notice of the fact that he is no longer authorised has been received at the Registered Office before the day of the relevant meeting, or adjourned meeting, or before the day a poll is taken.

Directors

The number of Directors

102         The number of Directors must not exceed 25 or any other number decided on by an Ordinary Resolution at a General Meeting.

The power to fill vacancies and appoint extra Directors

103         The Directors can appoint any person as an extra Director, or as a replacement for another Director. Any Director appointed in this way must retire at the first Annual General Meeting after his appointment. At this Annual General Meeting he can be elected by the shareholders as a Director. A Director who retires in this way is not taken into account in deciding which Directors should retire by rotation at the Annual General Meeting (see Article 112).

Directors can act even if there are vacancies

104         The Directors can continue to act even if one or more of them ceases to be a Director. But if the number of Directors falls below 12, the Directors must, as soon as is convenient:

•	either appoint further Directors to make up the shortfall; or

•	convene a General Meeting for the sole purpose of appointing extra Directors.

Qualification to be a Director

105         A Director need not be a shareholder.

Directors 'fees and expenses

106         The total of the fees paid to Directors must not exceed:

•	£300,000 a year; or

•	any other sum decided on by an Ordinary Resolution at a General Meeting.

Unless an Ordinary Resolution is passed saying otherwise, the fees will be divided between some or all of the Directors in the way that they decide. NatWest can also pay the travelling, hotel and incidental expenses incurred by the Directors:

•	to attend General Meetings;

•	to attend Directors' meetings;

•	to attend meetings of committees of the Directors; or

•	in other ways in connection with NatWest's business.

Special pay

107         The Directors can give special pay to any Director who:

•	performs any special or extra services for NatWest; or

•	works abroad in connection with NatWest's business.

This special pay can be paid either as well as, or instead of, his ordinary pay as a Director. It can be paid as a lump sum, or as a salary or a combination, or in any other way.

Appointing Directors to various posts

108.1      The Directors can:

•
Appoint any Director as Chairman, or a Deputy Chairman, or to any executive position they decide on. They can decide on how long these appointments will be for, and on their terms. They can give anybody they appoint any of the powers which they jointly have as Directors. These powers can be given for whatever periods the Directors decide on, and they can attach any conditions or other terms to these powers.

•	Allow a Director to continue with any other employment or position which he had before he was appointed.

108.2      A Director will automatically stop being Chairman or a Deputy Chairman if he is no longer a Director.

The pay of Directors appointed to particular posts

109         This Article applies to a Director who has been appointed Chairman, or a Deputy Chairman, or to any executive post. Each will receive the pay decided on by the Directors. This can be paid either as well as, or instead of, their ordinary pay as Directors. It can be paid as a lump sum, or as a salary, or as a combination, or in any other way.

Directors 'pensions and other benefits

110.1      It is entirely for the Directors to decide whether to pay or give:

•	pensions;

•	annual payments;

•	gratuities; or

•	other allowances or benefits

to any people who are, or who were, Directors of, or who work or worked for:

•	NatWest;

•	any of NatWest's subsidiaries, or any company which is allied or associated with NatWest; or

•	any company which is allied or associated with any of NatWest's subsidiaries.

110.2      The Directors can keep for themselves anything paid or given to them which is referred to in Article 110.1. Article 110 does not limit any of the powers given to the Directors by other Articles.

Insurance for Directors and others

111.1      The Directors can take out and renew insurance which is for, or which benefits any people who are, or were at any time, directors, officers or employees of:

•	NatWest, or any holding company of NatWest;

•	any company which NatWest, or any holding company of NatWest, has any kind of direct or indirect interest in;

•	any company which any of the predecessors of NatWest, or of any holding company of NatWest, had any kind of direct or indirect interest in;

•	any company which NatWest is allied to, or associated with; or

•	any subsidiary of any company referred to in Article 111.1.

111.2      The Directors have the same power relating to trustees of any pension fund which NatWest's employees, or employees of any other company or subsidiary referred to in Article 111.1, are interested in.

111.3      This insurance can include, for example, insurance against any liability which any of these people have:

•
as a result of anything they do, or do not do, in carrying out or trying to carry out their duties, or using or trying to use their powers in relation to NatWest or any of the other companies or subsidiaries or pension funds which are referred to in Articles 111.1 and 111.2; or

•
in any other way in connection with their duties, powers or posts in relation to NatWest or any of the other companies or subsidiaries or pension funds which are referred to in Articles 111.1 and 111.2.

111.4      Article 111 does not limit Article 166 in any way.

Directors to retire by rotation

Retiring by rotation

112         At every Annual General Meeting, one third of the current Directors must retire as Directors. If one third is not a whole number, the number of Directors to retire is the number which is nearest to one third. Any Directors retiring in this way continue to be Directors until the end of the meeting at which they retire. This Article must be read with Article 103, which deals with Directors appointed by their co-Directors.

Re-electing a Director who is retiring

113         A Director who retires:

•	can be re-elected by the shareholders; and

•	will be treated as offering to be re-elected unless he tells NatWest in writing that he does not want to be re-elected.

Selecting the Directors to retire

114         This Article states which Directors must retire at an Annual General Meeting under Article 112:

•	First, any Director who has to retire because of section 293 of the Companies Act (which applies to Directors who are 70 or over).

•	Secondly, any Director who wants to retire at the meeting, and who does not want to be re-elected.

•
Thirdly, those Directors who have been Directors longest since they were last elected. If there are Directors who were last elected on the same date, they can agree on who is to retire. If they do not agree, they must draw lots to decide.

Re-electing a Director who retires because of age

115         The special rules in section 293(6) of the Companies Act (which relates to the retirement of Directors because of age, and the retirement of Directors who replace them) will not apply to NatWest.

The power of shareholders to appoint Directors to replace retiring Directors

116         The shareholders of NatWest can elect a new Director to replace any Director who retires at any meeting.

People who can be Directors

117         The only people who can be elected as Directors at a General Meeting are the following:

•	A Director who is retiring at the meeting.

•	A person who is recommended by the Directors.

•	A person who has been proposed in the following way.

A shareholder who is entitled to attend and vote at the meeting must deliver a written notice to the Registered Office saying that he intends to propose the person for election. This notice must be delivered at least seven days before the meeting, but not more than 21 days before. The person to be proposed must confirm in writing that he is willing to be elected, and his confirmation must be included with the notice.

Removing and appointing Directors by an Ordinary Resolution

118.1      NatWest's shareholders can pass an Ordinary Resolution to remove a Director, even though his time in office has not ended. This applies despite anything else said in the Articles, or in any agreement between NatWest and any Director. Special Notice of the resolution must be given to NatWest as required by section 379 of the Companies Act. But if a Director is removed in this way, it will not affect any claim which the Director may have for damages for breach of any contract of service he may have.

118.2      NatWest's shareholders can elect a person to replace a Director who has been removed in this way by passing an Ordinary Resolution.

118.3      At a General Meeting the shareholders can also pass a resolution to fill a vacancy where a Director has ceased to be a Director in some other way, or to appoint an extra Director. This is an alternative to an appointment made by the Directors under Article 103.

118.4      If a person is appointed under this Article to replace a Director who has been removed, or to fill a vacancy caused by retirement, he will be due to retire when the Director he replaces would have been due to retire.

The powers of the Directors

The Directors' management powers

119.1      The Directors shall manage NatWest's business. They may use NatWest's powers, including those stated in Clause 4 of the Memorandum of Association. And, when they are acting for NatWest, the Directors can do anything that NatWest can do. But in both cases this does not apply where the Articles, or the legislation, say that powers can only be used by the shareholders voting to do so at a General Meeting.

119.2      The Directors are always subject to:

•	the provisions of the legislation;

•	the requirements of the Articles; and

•	any regulations laid down by the shareholders by a vote at a General Meeting, providing that those regulations are consistent with the legislation and the Articles.

However, if the shareholders lay down any regulation relating to something which the Directors have already done which was within their powers, this regulation cannot invalidate the Directors' previous action.

Power to establish local boards and so on

120         The Directors can set up local boards or agencies to manage any of NatWest's business. These can be either in or outside the United Kingdom. The Directors can appoint, remove and reappoint anybody to be:

•	members of any local board; or

•	local directors, managers or agents.

These people need not be Directors. The Directors can:

•	decide on their pay;

•	delegate any of their authority, powers or discretions to:

•	any local board; and

•	any Director, manager, or agent.

(this can include giving any of them. the power to delegate to another person);

•	allow some or all of the members of local boards to fill any vacancies on their boards;

•	allow local boards to continue to act even though there are vacancies;

•	remove any people they have appointed in any of these ways; and

•	cancel or change anything that they have delegated, although this will not affect anybody who acts in good faith who has not had any notice of any cancellation or variation.

Any appointment or delegation by the Directors which is referred to in this Article can be on any terms and conditions decided by the Directors.

Job titles which include the word 'Director'

121         The Directors can give titles to people who work, or are going to work, for NatWest, and whose titles include the word 'Director', even though they are not Directors of NatWest. They can also change or take these titles away. Even though their titles include 'Director', this does not imply that they are Directors of NatWest. Nor can they act as a Director as a result of having such a title, or be treated as a Director for any of the purposes of the Articles.

The power to appoint attorneys

122.1      The Directors can appoint any attorneys by granting a power of attorney, sealed with NatWest's Seal. The attorneys can be either appointed directly by the Directors, or the Directors can give any other person or persons the power to select attorneys. The Directors can decide on the purposes, powers, authorities and discretions of attorneys. But they cannot give an attorney any power, authority or discretion which the Directors do not have themselves.

122.2       The Directors can decide how long a power of attorney will last for, and they can attach any conditions to it. The power of attorney can also include any provisions which the Directors decide on for the protection and convenience of anybody dealing with the attorney. The power of attorney can also allow the attorney to grant any or all of his power, authority or discretion to any other person.

Disqualifying Directors

When Directors are disqualified

123         Any Director will cease to be a Director in any of the following circumstances.

•	If a bankruptcy order is made against him.

•	If he makes any arrangement or composition with his creditors.

•	If he becomes of unsound mind.

•	If he has missed Directors' meetings for a continuous period of six months, without permission from the Directors, and the Directors pass a resolution stating that he has ceased to be a Director.

•	If he is prohibited from being a Director by an order made under the legislation.

•	If he gives NatWest a letter of resignation.

•
If at least 75% of the Directors pass a resolution, or sign a notice, requiring the Director to resign. He will cease to be a Director if he does not resign within 14 days of the resolution, or within 14 days from the day when the notice was served on him through the post. The notice must be sent to his address as recorded on the register of Directors.

•
If the Directors pass a resolution stating that, in their opinion, any bank or banking company whose management the Director is involved in, or who he is acting as an agent for, is in competition with NatWest. He will cease to be a Director if he does not end his connection with that bank or banking company, and satisfy the Directors that he has done so, within 30 days of the resolution.

Directors' interests in transactions with NatWest

124.1      A Director can be a customer of NatWest in the ordinary course of NatWest's business, but he must not be given special treatment just because he is a Director. If the legislation allows, he can:

•	enter into contracts, transactions, or arrangements with NatWest - whether he is buying something from, or selling something to, NatWest or dealing with NatWest in some other way; and

•	have any kind of interest in any existing or proposed contract, transaction or arrangement with NatWest.

124.2      A Director does not have to pay over to NatWest any profit he makes as a result, if he has declared his interest at a Directors' meeting in the way the legislation requires.

Directors can be involved with companies that Nat West is interested in

125         Any Director can remain, or become a director (including managing director), manager, officer or shareholder of any company which NatWest has any interest in. He does not have to pay over to NatWest any pay or other benefits which he receives as a result. The Directors can use the votes of any shares in any company which NatWest holds, or owns, in any way they decide. This also applies to any votes which they control as a result of being directors of any companies which NatWest holds or owns shares in.

Directors can hold other positions with NatWest

126         A Director can hold any position in NatWest, for the period, and on the terms (about pay and other things) which the Directors decide on, as well as being a Director. But he cannot also be NatWest's Auditor.

Directors can act for Nat West professionally

127         A Director can act for NatWest professionally, either alone or through his firm. He and his firm can be paid for professional services as though he were not a Director.

When Directors can vote on things which they are interested in

128.1       Unless the Articles say otherwise, a Director cannot cast a vote on any contract, arrangement or any other kind of proposal which he has an interest in, and which he knows is material. For this purpose, interests of a person who is connected with a Director under section 346 of the Companies Act (such as a spouse or child) are added to the interests of the Director himself. This does not apply to any interest as a result of his interests in NatWest's shares, debentures or other securities. A Director must not be included in the quorum of a meeting for any resolution he is not allowed to vote on.

128.2      But a Director can vote, and be counted in the quorum, on any resolution about any of the following things, as long as the only material interest he has in the resolution is included in the following list.

•
A resolution about giving him, or any other person, any security, or any indemnity, for any money which he, or that other person, has lent at the request of, or for the benefit of, NatWest, or any of its subsidiaries.

•
A resolution about giving him, or any other person, any security, or any indemnity, for any liability which he, or that other person, has incurred at the request of, or for the benefit of, NatWest, or any of its subsidiaries.

•
A resolution about giving any security, or any indemnity, to any other person for a debt or obligation owed by NatWest, or any of its subsidiaries, to that person, if the Director has taken responsibility for some or all of that debt or obligation. The Director can take this responsibility by giving a guarantee, indemnity or security.

•
A resolution about any proposal relating to an offer of any shares or debentures, or other securities, for subscription or purchase by NatWest or any of its subsidiaries, if the Director takes part because he is already a holder of shares, debentures or other securities, or if he takes part in the underwriting or sub-underwriting of the offer.

•
A resolution about any proposal about any other company if the Director, and any person connected with the Director under section 346 of the Companies Act, has a direct or indirect interest of any kind, including holding any position in that company, or being a shareholder of that company. But this does not apply if he knows that he, and any persons connected with him, hold an interest in shares (as defined for sections 198 to 211 of the Companies Act) representing 1 % or more of:

•	any class of equity share capital of the company; or

•	the voting rights in the company.

Any of these interests of 1 % or more are treated for the purposes of this Article as being material interests.

•
An arrangement for the benefit of employees of NatWest, or any of NatWest's subsidiaries, which only gives him privileges or benefits which are also generally given to the employees that the arrangement relates to.

•	A resolution about any proposal relating to any insurance which NatWest can buy and renew under Article 111 for the benefit of Directors, or a group of people which includes Directors.

128.3      This Article applies if the Directors are considering proposals about appointing two or more Directors to positions with NatWest or any company which NatWest is interested in.

This also applies if the Directors are considering setting or changing the terms of the appointment. These proposals can be split up to deal with each Director separately. If this is done, each Director can vote and be included in the quorum for each resolution, except the one concerning him. But he cannot vote if the resolution relates to appointing him to a company which NatWest is interested in if he has an interest of 1% or more in that company in the sense referred to in Article 128.2.

128.4      If any question comes up at a meeting about whether a Director has a material interest, or whether he can vote, and the Director does not agree to abstain from voting on the issue, the question must be referred to the chairman of the meeting. The chairman's ruling about any other Director is final and conclusive, unless the kind and extent of the Director's interests have not been fairly disclosed to the Directors.

Directors’ interests: authorisation of conflict situations by Directors1

128.5

(i)
For the purposes of Section 175 of the 2006 Act (and with effect from the coming into force of that Section), the Directors have the power to authorise any matter which would or might otherwise constitute or give rise to a breach of the duty of a Director under that Section to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company.

(ii)	Authorisation of a matter under this Article 128.5 is effective only if:

(a)	the matter in question is proposed in writing for consideration at a Directors’ meeting in accordance with the Directors’ normal procedures or in such other manner as the Directors may approve;

(b)	the proposal is dealt with as an item of business at that Directors’ meeting in accordance with the Directors’ normal procedures (subject to sub-paragraphs (c) and (d) below);

(c)
any requirement as to the quorum at the Directors’ meeting, or the part of a Directors’ meeting, at which the matter is considered is met without counting the Director in question and any other interested Director (together the "interested directors"); and

(d)	the matter is agreed to without the interested directors voting, or the matter would have been agreed to if the votes of the interested directors had not been counted.

(iii)	Any authorisation of a matter under this Article 128.5 extends to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter so authorised.

(iv)	Any authorisation of a matter under this Article 128.5 may be given on or subject to such conditions or limitations as the Directors determine, whether at the time such

1 Special Resolution of the members passed on 24 September 2008 authorisation is given or subsequently. In particular, the Directors may provide:

(a)
for the exclusion of some or all of the interested directors from the receipt of information, or participation in discussion (whether at Directors’ meetings or otherwise), relating to the matter authorised by the Directors; or

(b)
with respect to an interested director who obtains information that is confidential to a third party, that he is not obliged to disclose that information to the Company, or to use the information in relation to the Company’s affairs, where to do so would amount to a breach of that confidence.

A Director must comply with any obligations imposed on him by the Directors in or pursuant to any authorisation.

(v)
A Director is not, except as otherwise agreed by him, accountable to the Company for any benefit which he (or a person connected with him) derives from any matter authorised by the Directors under this Article 128.5, and any contract, transaction or arrangement relating to such matter is not liable to be avoided on the grounds of any such benefit.

(vi)	An authorisation under this Article 128.5 may be terminated by the Directors at any time.

(vii)
The provisions of paragraph (ii) above apply in relation to any modification of the conditions or limitations on or subject to which an authorisation is given as they apply in relation to the giving of the authorisation.

(viii)	An authorisation must be recorded in writing, but failure to do so will not invalidate the authorisation.

(ix)	Notwithstanding any other provision of these presents, the Directors may not delegate the powers conferred on them under paragraph (i) above.

Directors' meetings

Directors ' meetings

129         The Directors can decide when to have meetings and how they shall be conducted, and on the quorum. They can also adjourn their meetings.  Unless the Directors decide on a different number the quorum for meetings will be two.

Who can call Directors' meetings

130         A meeting can be called by the Chairman or by a Deputy Chairman. The Company Secretary must also call a meeting if two or more Directors request a meeting.

How Directors' meetings are called

131         Meetings are called by serving a notice on all the Directors. But a Director who is out of the United Kingdom is not entitled to be given notice of any Directors' meeting.

The chairman of Directors' meetings

132         If the Chairman is at a meeting, he will chair it. In his absence, the chair will be taken by a Deputy Chairman, if one is present. If there is no Chairman or Deputy Chairman present when the meeting is due to start, the Directors who are present can choose which one of them will be the chairman.

Voting at Directors ' meetings

133         Matters for decision which arise at a Directors' meeting will be decided by a majority vote. If votes are equal, the chairman of the meeting has a second or casting vote.

Delegating powers to committees

134         The Directors can delegate any of their powers or discretions to committees of one or more Directors. This includes powers or discretions relating to Directors' pay or giving benefits to Directors. The Directors can decide to include one or more co-opted people on these committees, as explained in this Article. If the Directors have delegated any power or discretion to a committee, any references in the Articles to using that power or discretion include its use by the committee. Any committee must comply with any regulations laid down by the Directors. These regulations can require or allow people who are not Directors to be co-opted onto the committee, and can give voting rights to co-opted members. But:

•	there must be more Directors on a committee than co-opted members; and

•	a resolution of the committee is only effective if a majority of the members of the committee present at the time of the resolution are Directors.

Committee procedure

135         If a committee includes two or more Directors, the Articles which regulate Directors' meetings and their procedure will also apply to committee meetings (if they can apply to committee meetings), unless these are inconsistent with any regulations for the committee which have been laid down under Article 134.

Telephone meetings

136          Any or all of the Directors, or members of a committee, can take part in a meeting of the Directors or of a committee:

•	by way of a conference telephone, or similar equipment, designed to allow everybody to take part in the meeting; or

•	by a series of telephone calls from the chairman of the meeting.

Taking part in this way will be counted as being present at the meeting. A meeting which takes place by a series of calls from the chairman will be treated as taking place where the chairman is calling from. Otherwise meetings will be treated as taking place where most of the participants are.

Resolutions in writing

137         This Article applies to a written resolution which is signed by all of the Directors who are in the United Kingdom at the time and who would be entitled to vote on the resolution at a Directors' meeting. This kind of resolution is just as valid and effective as a resolution passed by those Directors at a meeting which is properly convened and held. The resolution  can be passed using several copies of a document, if each document is signed by one or more Directors. These copies can be fax copies.

The validity of Directors' actions

138         Everything which is done by any Directors' meeting, or by a committee of the Directors, or by a person acting as a Director, will be valid even though it is discovered later that any Director, or person acting as a Director, was not properly appointed. This also applies if it is discovered later that anyone was disqualified from being a Director, or had ceased to be a Director or was not entitled to vote. In any of these cases, anything done will be as valid as if there was no defect or irregularity of the kind referred to in this Article.

Minutes

Keeping minutes

139         The Directors must make sure that proper minutes are kept of:

•	the resolutions, proceedings and names of people who attend Directors' meetings and Directors' committees; and

•	the proceedings, resolutions and business and any orders made at any General Meetings.

These minutes must be recorded in minute books. If a minute has apparently been signed by the chairman of the meeting, or by the chairman of the meeting which approves the minutes, this minute will prove what it records without any need for any further proof.

Authenticating documents

140.1      Any Director, or the Company Secretary, has power to authenticate any of the following things, and to certify copies or extracts from them as true copies or extracts:

•	any documents relating to NatWest's constitution;

•	any resolutions passed by NatWest's shareholders, or by the Directors or by a committee of the Directors; and

•	any books, documents, records or accounts which relate to NatWest's business.

The Directors can also give this power to others. When any books, documents, records and accounts are not kept at the Registered Office, the officer of NatWest who has custody of them will be treated as a person who has been authorised by the Directors to authenticate any of them, and to provide certified copies or extracts from them.

140.2      This Article applies to a document which appears to be a copy of a resolution or an extract from the minutes of any meeting, and which is certified as a copy or extract as described in Article 140.1. This document will be conclusive evidence for all people who deal with NatWest on the strength of the document that:

•	the resolution has been properly passed; or

•	the extract is a true and accurate record of the proceedings of a valid meeting.

The Company Secretary

The Company Secretary and Deputy and Assistant Company Secretaries

141.1      The Company Secretary will be appointed by the Directors. The Directors will decide on the terms and conditions of his appointment. The Directors may also remove the Company Secretary, but this does not affect any claim for damages against NatWest for breach of any contract of employment he may have. The Directors may appoint two or more people to be joint Company Secretaries.

141.2      A Company Secretary must be qualified, or eligible, under section 286 of the Companies Act.

141.3      The Directors can also appoint one or more people to be Deputy or Assistant Company Secretaries. The Directors will decide on their terms and conditions of employment. The Directors may also remove any Deputy or Assistant Company Secretary, but this does not affect any claim for damages against NatWest for breach of any contract of service he may have. Anything which the Articles require, or authorise, to be done by the Company Secretary can also be done by any Deputy or Assistant Company Secretary.

The Seal

Using the Seal, and seals for use abroad

142.1      Every deed, contract, instrument, or other writing to which Natwest's Seal shall be affixed shall be signed by a Director, the Company Secretary or by any person appointed or authorised by the Directors for the purpose.  Such signature shall not require to be witnessed.2

142.2      The Directors can use all of the powers given by legislation relating to official seals for use abroad.

142.3      The Directors can also appoint one or more people to be Deputy or Assistant Company Secretaries.  The Directors will decide on their terms and conditions of employment.  The Directors may also remove any Deputy or Assistant Company Secretary, but this does not affect any claim for damages against NatWest for breach of any contract of service he may have.  Anything which the Articles require, or authorise, to be done by the

 2 Amended by Special Resolution passed on 30 June 2004.

Company Secretary can also be done by any Deputy or Assistant Company Secretary.

Overseas branch registers

NatWest can keep overseas branch registers

143         NatWest can use all the powers that the legislation gives to keep an overseas branch register. The Directors can make and change any regulations they decide on relating to this register, as long as the legislation allows this.

Dividends and reserves

Declaring and paying dividends

144         The Directors can declare and pay dividends and interim dividends. But these must be paid in accordance with the legislation.

Paying dividends on partly paid-up shares

145       Dividends shall be paid in proportion to the amount paid up on shares, but any sums which have been paid up in advance of a call do not count. Any rights or privileges which are attached to any NatWest shares with preferential, deferred or other special rights, so far as dividends are concerned, can override this Article.

Apportioning dividends

146         All dividends will be divided and paid in proportions based on the amounts which have been paid up on the shares during any of the period for which the dividend is paid. But if the terms of any share say that it will be entitled to a dividend as if it were a fully paid-up, or partly paid-up, share from a particular date (in the past or the future), it will be entitled to a dividend on this basis. This Article applies unless the rights attached to any shares, or the terms of any shares, or the Articles, say otherwise.

Reserve funds

147         The Directors can set aside a reserve fund or account out of NatWest's profits. They can set aside the sums which they think are appropriate. The funds can be used in any way the Directors decide on, as long as it is lawful to use profits in this way. The Directors can divide a reserve fund into separate funds for special purposes. The Directors can either use the sums in these reserves to carry on NatWest's business, or they can invest them in any investments they choose. But they cannot invest them in NatWest's shares, or the shares of any holding company of NatWest. The Directors can also carry forward amounts which have been previously set aside, if they decide that this is in NatWest's interests.

Deducting unpaid calls and debts from dividends and other money

148         If a shareholder owes any money for calls on shares, or money relating in any other way to shares, the Directors can deduct any of this money from:

•	any dividend on any shares held by the shareholder; or

•	any other money payable by NatWest in connection with the shares. This also applies if the money is jointly owed, and if the shareholder is a joint shareholder.

Payments to shareholders

149.1      Any dividends or other money payable in cash relating to a share can be paid by cheque or warrant payable to the shareholder who is entitled to it.

149.2      For joint shareholders, the money can be paid to the shareholder whose name is first in the Register entry for the relevant share.

149.3      Unless the shareholder requests otherwise cheques and warrants will be sent to the latest registered address of a shareholder. Or the Directors can decide that a cheque or warrant should be sent to any other place.

149.4      The cheque or warrant will be made payable to the person it is sent to, or to any other person who the holder or the joint holders have asked it to be paid to.

149.5      NatWest will have complied with its obligation to pay if it pays a cheque or warrant according to the provisions of the Cheques Act 1957. NatWest will also have complied if it pays a cheque or warrant which is, or appears to be, endorsed by the person it was payable to.

149.6      NatWest can also pay any dividends or other money relating to a share by inter-bank transfer to any account which the holder, or joint holders, have selected, or in any other way agreed with the holder or joint holders.

149.7      Cheques and warrants are sent, and payment in any other way is, at the risk of the people who are entitled to the money. Where Article 149 refers to a cheque or warrant being paid to a person, it can also be payable to the order of that person.

149.8      This Article applies unless the rights attached to any shares, or the terms of any shares, or the Articles say otherwise. Dividends, or any other money payable in respect of a share, can be paid in whatever currency the Directors decide.

149.9      The Directors may agree with any shareholder that some or all dividends due on any shares in one currency will be paid in another currency. This also applies to any other money payable in respect of a share. The Directors can also agree how and when the currency exchange calculations will be carried out, and how any costs will be met.

149.10    The shareholders can pass an Ordinary Resolution, if this is recommended by the Directors, that a dividend should be paid, in full or in part, by distributing specific assets, as distinct from cash. For example, it may be paid in the form of paid-up shares, or other securities of any other company. If any difficulty arises in connection with such a distribution, the Directors can resolve this in any way they think is convenient.

Dividends which are not claimed

150         The Directors can invest any dividends which have not been claimed in the 12 months after the Directors have announced the dividend, until the dividends are claimed. Or the Directors can use them in any other way for NatWest's benefit until they are claimed.

NatWest will not be a trustee of the money. If a dividend has not been claimed for 12 years after being announced, it will be forfeited and go back to NatWest.

Record dates for payments and other matters

151         This Article applies to any dividend on any shares, or any distribution, allotment or issue to the holders of any shares. This can be paid or made to the registered holder or holders of the shares, or to anyone entitled in any other way, at the close of business on a particular day. It will be based on the number of shares registered on that day, even if this is before any resolution to authorise what is being done was passed. This Article applies whether what is being done is the result of a resolution of the Directors, or a resolution at a General Meeting. The date can be before the dividend and so on is to be paid or made, or before any relevant resolution was passed. The rights attaching to any shares, and the terms of any shares, override this Article if they are inconsistent with it. This Article does not affect the rights between past and present shareholders to payments and so on.

Capitalising reserves

Capitalising reserves

152.1      NatWest's shareholders can pass an Ordinary Resolution at any time stating that any sum described in this Article should be changed into capital, and set aside as capital for the Ordinary Shareholders. This must be done in proportion to the number of Ordinary Shares which they hold, and in the way that the resolution decides. The sum which can be changed into capital is any sum which is not needed for paying or providing for any dividend which is due on any shares which are entitled to fixed or variable preference dividends, and whether or not they are entitled to any further share in NatWest's profits, and which:

•	is part of any of NatWest's reserves, including premiums received when any NatWest shares were issued; or

•	NatWest is holding as net profits which have not been set aside or used for any special purpose.

152.2      The Directors will use the sum which is to be capitalised in this way as required by the resolution. This may be in any of the following ways:

•	According to the rights which are attached to any share.

•
Using it to pay up in full any of NatWest's share capital which has not already been issued to anyone. The Directors will then set aside the shares for the Ordinary Shareholders, and distribute them in proportion to the number of Ordinary Shares which they hold to replace the Ordinary Shareholders' rights relating to the sum to be capitalised.

•	Using it to pay up some, or all, of any amount on any issued shares held by Ordinary Shareholders which has not been already been called up, or paid in advance, if the legislation allows this.

152.3      If any difficulty arises in connection with the distribution, the Directors can resolve this in any way which they think is convenient. For example they can:

•	issue certificates for a fraction of a share;

•	fix the value of any fully paid-up shares;

•	make cash payments to any shareholders on the basis of the value which the Directors have fixed for fully paid shares for distribution purposes, to adjust rights between shareholders; and

•	put shares into the hands of trustees on trust arrangements which the Directors decide are just and convenient for the benefit of the those who are entitled to the shares.

152.4      If the Directors consider it appropriate under the legislation, they will file a proper contract with the Registrar of Companies for the allotment and acceptance of any shares to be distributed in this way. The Directors can appoint any person to sign any contract on behalf of those who are entitled under the resolution. A resolution under Article 152.1 is binding on NatWest and its shareholders.

Shareholders can be offered the right to receive extra shares instead of cash dividends

153         The Directors can offer Ordinary Shareholders the right to choose to receive extra Ordinary Shares, which are credited as fully paid up, instead of some or all of their cash dividend. Before they can do this, NatWest's shareholders must have passed an Ordinary Resolution authorising the Directors to make this offer.

•
The Ordinary Resolution can apply to a particular dividend or dividends. Or it can apply to some or all of the dividends which may be declared in the period up to and including the Annual General Meeting which is held in the fifth year after the Ordinary Resolution is passed.

•
A shareholder will be entitled to Ordinary Shares whose total 'relevant value' is as near as possible to the cash dividend he would have received, but not more than it. The relevant value of a share is the average value of NatWest's Ordinary Shares for the five dealing days starting from, and including, the day when the shares are first quoted 'ex dividend'. This average value is worked out from the average middle market quotations for NatWest's Ordinary Shares on the London Stock Exchange, as published in its Daily Official List.

•
The Ordinary Resolution may require that the relevant value is worked out in some different way. A certificate or report from NatWest's Auditors stating the relevant value of a share for any dividend will be conclusive evidence.

•
After the Directors have decided how many new shares Ordinary shareholders will be entitled to, they can notify them in writing of their right to opt for new shares. This notice should also say how, where and when shareholders must notify NatWest if they wish to receive new shares. No shareholders will receive a fraction of a share. The Directors can decide how to deal with any fraction left over. NatWest can, if the Directors decide, have the benefit of these left-over fractions.

•
The Directors can also offer shareholders the right to request new shares instead of cash for all future dividends (if a share alternative is available), until they tell NatWest that they no longer wish to receive new shares.

•	The Directors can exclude or restrict the right to opt for new shares, or make any other arrangements where they decide that this is necessary or convenient to deal with any of the following legal or practical problems:

•	problems relating to laws of any territory; or

•	problems relating to the requirements of any recognised regulatory body or stock exchange in any territory.

•
If a shareholder has opted to receive new shares, no dividend on the shares for which he has opted to receive new shares (which are called the 'elected shares'), will be declared or payable. Instead, new Ordinary Shares will be allotted on the basis set out earlier in this Article. To do this, the Directors will convert into capital the sum equal to the total nominal amount of the new Ordinary Shares to be allotted. They will use this sum to pay up in full the appropriate number of new Ordinary Shares. These will then be allotted and distributed to the holders of the elected shares on the basis set out above. The sum to be converted into capital can be taken from:

•	any amount which is then in any reserve or fund (including the share premium account, any capital redemption reserve and the profit and loss account); or

•	any other sum which is available to be distributed.

•
The new Ordinary Shares will rank equally in all respects with the existing fully paid-up Ordinary Shares, and the new shares will be fully entitled to all future dividends on Ordinary Shares. But, they will not be entitled to share in the dividend from which they arose, or to have new shares instead of that dividend.

Accounts

Accounting and other records

154         The Directors must make sure that proper accounting records that comply with the legislation are kept to give a true and fair view of NatWest's affairs, and to explain its transactions.

Location and inspection of records

155.1      The accounting records must be kept:

•	at the Registered Office; or

•	at any other place or places which the legislation allows, and the Directors decide on.

155.2      NatWest's officers always have the right to inspect the accounting records.

155.3      A NatWest shareholder does not have any right to inspect any books or papers of NatWest unless:

•	the legislation gives him that right;

•	the Directors authorise him to do so; or

•	the shareholders authorise him to do so by a decision at a General Meeting.

Preparing and submitting accounts

156         The Directors will arrange for profit and loss accounts, balance sheets, any group accounts, and reports to be prepared and laid before NatWest's shareholders at General Meetings, as required by the legislation.

Sending copies of accounts and other documents

157.1      Copies of the documents set out in Article 157.2 must be sent to everyone the Articles, or the legislation, require NatWest to send them to.

157.2       The documents referred to in Article 157.1 are:

•	every balance sheet and profit and loss account to be laid before NatWest's shareholders at a General Meeting, with the Auditors' Report and the Directors' Report; and

•	any other document which the law requires to be attached to these.

157.3       The documents referred to in Article 157.2 must be sent at least 21 days before the relevant meeting. But the requirements of Article 157.1 will be treated as satisfied if shareholders are sent a summary financial statement based on NatWest's Annual Accounts and the Directors' Report, if the legislation allows. The summary financial statement must comply with the legislation. NatWest will send as many copies of the summary financial statement and the full report and accounts to the London Stock Exchange as required by the London Stock Exchange's regulations or practice.

Audit

The audit

158         The legislation will govern the appointment of NatWest's Auditors, and their powers, rights, fees and duties.

Notices

Serving and delivering notices and other documents

159         NatWest can serve or deliver any notice or other document, including a share certificate, on or to a shareholder:

•	personally;

•	by posting it in a letter (with postage paid) to the address recorded for the shareholder on the Register;

•	as set out in the rights attached to his shares; or

•	as set out in any other agreement with the shareholder which the Directors approve.

Notices to joint holders

160         When a notice is to be given to joint shareholders it must be given to:

•	the joint shareholder who is listed first on the Register for the share or shares; or

•	to any other person the joint shareholders have asked for notices to be sent to.

If a notice is given in either of these ways, the notice will be treated as given to all of the joint holders.

Notices for shareholders with foreign addresses

161         This Article applies to a shareholder whose address on the Register is outside the United Kingdom. He can give NatWest a United Kingdom address where notices can be served on him. If he does, he will be entitled to have notices served on him at that address. Otherwise, he is not entitled to receive any notices from NatWest.

When notices are served

162         If a notice, or any other kind of document, including a share certificate, is sent through the post, it will be treated as being served or delivered on the day after it was posted. It can be proved that a notice or other document was served by post by proving that:

•	the letter containing the notice or document was properly addressed; and

•	it was put into the postal system with postage paid.

Serving notices and documents on shareholders who have died or are bankrupt

163         This Article applies to a shareholder who has died, or become bankrupt, and who is still registered as a shareholder. It applies whether he is registered as a sole or joint shareholder. If any notice, or other document (including a share certificate), is served on the shareholder or sent to him in accordance with the Articles, this will be valid despite his death or bankruptcy. This applies even if NatWest knew about his death or bankruptcy. If notices or documents are served or sent in this way, there is no need to send them to, or serve them in any other way on, his executors, trustees or any other people who may be involved.

Serving documents on NatWest

164         This Article states how any kind of document (including summonses, orders and notices) can be served on NatWest, or on any NatWest officer. This can be done by:

•	delivering it to the Registered Office addressed to NatWest, or the NatWest officer; or

•	sending it to the Registered Office by a letter, with postage paid, addressed to NatWest, or to the NatWest officer.

If documents are accidentally not sent

165          If any notice, or other document, relating to any meeting, or other proceeding, is accidentally not sent, or is not received, the meeting or other proceeding will not be invalid as a result.

Indemnity

Indemnity for Nat West officials

166          NatWest will indemnify, from its own assets, every Director, Manager, Agent, Auditor, Company Secretary and all other NatWest officers or employees against all losses or liabilities (including those referred to in section 310(3) of the Companies Act) which they may suffer:

•	in carrying out their duties;

•	in trying to carry out their duties; or

•	in any other way in connection with carrying out, or trying to carry out, their duties.

Nor will any of them be liable for any loss, damage or misfortune which NatWest suffers as a result of their carrying out, or trying to carry out their duties, or in any other way relating to their duties. This Article only applies as far as the legislation allows.

Secrecy

Secrecy

167          Every Director, Manager, Agent, Auditor, Company Secretary, and every other NatWest officer or employee, must keep strictly secret:

•	all of NatWest's dealings and transactions;

•	the affairs of NatWest's customers;

•	the affairs of everybody else who deals with NatWest; and

•	any other matters which they know through their position with NatWest.

They must also sign a secrecy declaration acknowledging this whenever the Directors require it. This will be in the terms the Directors require.

Destroying documents

Destroying documents

168.1       NatWest can keep any transfer forms which it has registered. If NatWest refuses to register a transfer form, NatWest will return it to the person who submitted it. However, NatWest will not return a fraudulent transfer form. Unless the Articles say otherwise NatWest can destroy:

•
all transfer forms for shares, and documents sent to support a transfer, and any other documents which were the basis for making an entry on the Register, after six years from the date of registration;

•	all dividend payment instructions and notifications of a change of address or name, after three years from the date these were registered; and

•	all cancelled share certificates, after one year from the date they were cancelled.

168.2       If NatWest destroys a transfer form after the six-year period, the form is conclusively treated by NatWest as being properly registered, valid and effective.

168.3       If NatWest destroys a cancelled share certificate after the one-year period, it is conclusively treated by NatWest as being a valid certificate which was properly cancelled.

168.4       This Article only applies to documents which are destroyed in good faith, and if NatWest is not on notice of any claim which the document may be relevant to.

168.5       This Article will not make NatWest liable if it destroys a document earlier than referred to in Article 168.1, or if it was on notice of any claim.

168.6       This Article applies whether a document is destroyed or disposed of in some other way.

Shareholders who cannot be traced

Shareholders who cannot be traced

169.1       NatWest can sell any shares if:

•	during the 12 years before the earliest of the adverts referred to in the next point, at least three dividends have been paid and none have been claimed;

•
after this 12-year period, NatWest advertises in a leading London daily newspaper that it intends to sell the shares, and in a newspaper appearing in the area which includes the address held by NatWest for serving notices relating to the shares;

•
during this 12-year period, and for three months after the adverts appear, NatWest has not received any notice about the existence or whereabouts of the shareholder or any person who is automatically entitled to the shares by law; and

•	NatWest has notified the London Stock Exchange that it intends to sell the shares.

169.2       To sell any shares in this way, NatWest can appoint any person to sign, or make effective in some other way, a transfer form to transfer the shares. This form will be just as effective as if it had been signed or made effective in some other way by the registered holder of the shares, or by a person who is automatically entitled to the shares by law. The ownership of the person the shares are transferred to will not be affected even if the sale is irregular or invalid in any way.

169.3       The sale proceeds will belong to NatWest, but it must pay the money (after deducting the costs of the sale) to the shareholder who could not be traced, or to the person who is automatically entitled to his shares by law, if that shareholder, or person, asks for it.

169.4       NatWest must record the name of that shareholder, or the person who was automatically entitled to the shares by law, as a creditor for this money in its accounts. The money will not be held on trust, and no interest will be paid. NatWest will not have to pay over any money which it has earned by using the money. NatWest can use the money for its business, or it can invest the money in any way that the Directors decide. But the money cannot be invested in NatWest's shares, or in the shares of any holding company of NatWest.

Glossary

About the glossary

This glossary is to help readers understand NatWest's Memorandum and Articles of Association. Words are explained as they are used in the Memorandum and Articles - they might mean different things in other documents. The glossary is not legally part of the Memorandum or Articles, and it does not affect the meaning of them. The definitions are intended to be a general guide - they are not precise. Words which are printed in bold in a definition have their own definition in the glossary.

The Company Secretary, NatWest Group, welcomes any suggestions for extra words to include, or for any improvements. Shareholders can write to him at 41 Lothbury, London

EC2P 2BP.

abrogate The special rights of a share are abrogated when they are cancelled or withdrawn.

accrue If interest is accruing, it is running or mounting up, day by day.

adjourn A meeting adjourns when it breaks, to be continued at a later time or day, at the same or a different place.

advancing money Making money available, and lending money.

allot New shares are allotted when they are set aside for the person they are intended for. This will normally be after the person has agreed to pay for a new share, or has become entitled to a new share for any other reason. As soon as a share is allotted, that person gets the right to have his name put on the register of shareholders. When he has been registered, the share has also been issued.

amalgamate If two businesses join together, they amalgamate. To amalgamate is similar to merging.

asset Anything which is of any value to its owner.

attorney An attorney is a person who has been appointed to act for another person. The person is appointed by a formal document, called a power of attorney.

automatically entitled to a share by law In some situations, a person will be entitled to have shares which are registered in somebody else's name registered in his own name. Or he can require the shares to be transferred to another person. When a shareholder dies, or the sole survivor of joint shareholders dies, his personal representatives have this right. If a shareholder is made bankrupt, his trustee in bankruptcy has the right.

basket of currencies A group of currencies, with the value of the group (or 'basket') depending on the combined value of the individual currencies. The 'ECU' is an example.

bearer The bearer of a document is the person who has it in his possession.

beneficial interest The person who something really belongs to has the beneficial interest in it. This person may not be the registered (or 'legal' owner) of the thing. For example, if a parent holds shares for his or her child, the child is the beneficial owner, and the parent is the legal owner. See also trustee.

bond A promise to pay issued by a borrower to a lender.

brokerage Commission which is paid to a broker by a company issuing shares, where the broker's clients have applied for shares.

call A call to pay money which is due on shares which has not yet been paid. This happens if NatWest issues shares which are partly paid, where money remains to be paid to NatWest for the shares. The money which has not been paid can be 'called' for. If all the money to be paid on a share has been paid, the share is called a fully paid share.

capital adequacy requirements Banks and other financial companies are required to have a certain amount of capital to back up or support their business - the amount of capital which they need to be allowed to do their business is called the capital adequacy requirement. The more business a bank does, the more capital it has to have.

capitalise To convert some or all of the reserves of a company into capital (such as shares). capital redemption reserve A reserve of funds which a company may have to set up to keep its capital base when shares are redeemed or bought back.

charge See lien and charge.

company representative If a company owns shares, it can appoint a company representative to attend a shareholders' meeting to speak and vote for the company.

composition An agreement between somebody who owes money ('a debtor') and the people who he owes money to (his 'creditors'), which releases the debtor from his debts in exchange for him paying a proportion of what he owes.

consolidate Shares are consolidated when they are combined with other shares - for example, every three £1 shares might be consolidated into one new £3 share.

coupon Usually a small paper token which can be exchanged for a dividend, or some other payment. Coupons are often attached to share warrants so that the bearer of the share warrant can use them to claim dividends.

cumulative dividends If a dividend which is cumulative cannot be paid in one year because the company does not have enough income, the shareholder has the right to receive the dividend in a future year, when the company has enough income to pay the dividend. Compare this with a non-cumulative dividend.

custodian trustee A trustee who has care and custody of trust property. Other trustees are responsible for managing the trust property.

debenture A typical debenture is a formal document recording a long-term loan borrowed by a company. The loan usually has to be repaid at a fixed date in the future, and carries a fixed rate of interest.

declare When a dividend is declared, it becomes due to be paid. NatWest's dividends are declared by the Directors.

dividend warrant A dividend warrant is similar to a cheque for a dividend.

documents of title The documents which show that a person owns something (for example, a share).

equity securities For section 89 of the Companies Act, this means all the shares of a company except:

•	shares which only have a limited right to share in the company's income or assets;

•	shares held as a result of share schemes for employees (such as profit sharing schemes);

•	some shares held by the founders of the company; and

•	bonus shares issued when the company capitalises reserves.

Also included are securities which can be converted into such shares, or which allow their holder to subscribe for such shares.

ex-dividend A person who buys a share which is 'ex-dividend' will not be entitled to any dividend which has been declared before he bought it. When a share has gone 'ex dividend', the seller is entitled to this dividend, even though it will be paid after he has sold his share.

executed A document is executed when it is signed, or sealed or made effective in any other way.

exercise When a power is exercised, it is put to use.

financier A person who puts up money for a business or project, or who arranges to finance a business or project.

forfeit When a share is forfeited, it is taken away from the shareholder and goes back to NatWest. This process is called 'forfeiture'. This can happen if a call on a partly paid share is not paid on time.

fully paid shares When all of the money which is due to NatWest for a share has been paid, a share is called a fully paid share.

good title If a person has good title to a share, he owns it outright.

holding company A company which controls another company (for example, by owning a majority of its shares) is called the holding company of that other company. The other company is the subsidiary of the holding company.

indemnity If a person gives another person an indemnity, he promises to make good any losses or damage which the other might suffer. The person who gives the indemnity is said to indemnify the other person.

in issue See issue.

instruments Formal legal documents.

issue When a share has been issued, everything has been done to make the shareholder the owner of the share. In particular, the shareholder's name has been put on the register of shareholders. Existing shares which have been issued are 'in issue'.

letter of credit A letter from one bank to another asking the other to pay a person if certain conditions are met (for example, the person to be paid might have to produce certain documents). Letters of credit are often used to pay for exports and imports.

liabilities Debts and other obligations.

lien and charge Where NatWest has a lien and charge over shares, it can take the dividends, and any other payments relating to the shares which it has a charge over, or it can sell the shares, to repay the debt and so on.

members Shareholders.

merchant bank A bank which specialises in the investment markets, and in advising and helping companies.

negotiable instrument A financial document which can be freely transferred from one person to another.

nominal amount or value The value of the share when it was first entered in NatWest's accounts. The nominal value of the £1 Ordinary Shares is £1 each. This value is shown on the share certificate for a share. When NatWest issues new shares, this can be for a price which is at a premium to the nominal value, but not less than the nominal value. When shares are bought and sold on the stock market, this can be for more, or less, than the nominal value. The nominal value is sometimes also called the 'par value'.

non-cumulative dividends If a dividend which is non-cumulative cannot be paid in one year because the company does not have enough income, the shareholder does not have the right to receive the dividend in a future year. This is the opposite to a cumulative dividend.

objects of a company The business activities that the company is authorised to carry on. NatWest's objects are set out in Clause 4 of its Memorandum.

office copy An exact copy of an official document, supplied by the office which holds, or issued, the original.

Ordinary Resolution A decision reached by a simple majority of votes - that is by more than 50% of the votes cast.

partly paid shares If any money remains to be paid on a share, it is said to be partly paid. The unpaid money can be 'called' for.

personal representatives A person who is entitled to deal with the property ('the estate') of a person who has died. If the person who has died left a valid will, the will appoints 'executors' who are personal representatives. If the person died without a will, the courts will appoint one or more 'administrators' to be the personal representatives.

poll On a poll vote, the number of votes which a shareholder has will depend on the number of shares which he owns. An Ordinary Shareholder has one vote for each share he owns. A poll vote is different to a show of hands vote. On a show of hands each person who is entitled to vote has just one vote, however many shares he owns.

power of attorney A formal document which legally appoints one or more persons to act on behalf of another person.

pre-emption rights The right of some shareholders which is given by the Companies Act to be offered a proportion of certain classes of newly issued shares and other securities before they are offered to anyone else. This offer must be made on terms which are at least as favourable as the terms offered to anyone else.

premium If NatWest issues a new share for more than its nominal value (for example because the market value is more than the nominal value), the amount above the nominal value is the premium.

proxy A proxy is a person who is appointed by a shareholder to attend a meeting and vote for that shareholder. A proxy is appointed by using a proxy form. A proxy does not have to be a shareholder. A proxy can only vote on a poll, and not on a show of hands.

proxy form A form which a shareholder uses to appoint a proxy to attend a meeting and vote for him. The proxy form must be delivered to NatWest before the meeting it relates to.

quorum The minimum number of people entitled to attend and vote who must be present before a meeting can start. When this number is reached, the meeting is said to be 'quorate'.

rank and ranking When either capital or income is distributed to shareholders, it is paid out according to the rank (or ranking) of the shares. For example, a share which ranks before (or above) another share in sharing in NatWest's income is entitled to have its dividends paid first, before any dividends are paid on shares which rank below (or after) it. If there is not enough income to pay dividends on all shares, the available income must be used first to pay dividends on shares which rank first, and then to shares which rank below. The same applies to repayments of capital. Capital must be paid first to shares which rank first in sharing in NatWest's capital, and then to shares which rank below. NatWest's Preference Shares generally rank before its Ordinary Shares.

receiver A person who is appointed by the holder of a mortgage to run a company which is in financial difficulties.

recognised clearing house A 'clearing house' which has been authorised to carry on business by the UK authorities. A clearing house is a central computer system for settling transactions between members of the clearing house.

recognised investment exchange An 'investment exchange' which has been officially recognised by the UK authorities. An investment exchange is a place where investments, such as shares, are traded. The London Stock Exchange is a recognised investment exchange.

redeem and redemption When a share is redeemed, it goes back to NatWest in return for a sum of money (the 'redemption price') which was fixed before the share was issued. This process is called redemption. A share which can be redeemed is called a 'redeemable' share.

relevant securities Any shares of a company, except shares held as a result of share schemes for employees (such as profit sharing schemes), and some shares held by the founders of the company. Also included are any securities which can be converted into such shares, or which allow their holder to subscribe for such shares.

relevant system This is a term used in the legislation for a computer system which allows shares to be transferred without using transfer forms and share certificates. The planned CREST system for paperless share dealing will be a 'relevant system'.

renunciation Where a share has been allotted, but nobody has been entered on the share register for the share, the Directors can decide that it can be renounced to another person. This transfers the right to have the share registered to another person. This process is called renunciation.

requisition a meeting A formal process which shareholders can use to call a meeting of shareholders. Generally speaking, the shareholders who want to call a meeting must together hold at least 10% of the issued shares.

reserve fund A fund which has been set aside in the accounts of a company. Profits which are not paid out to shareholders as dividends, or used up in some other way, are held in a reserve fund by the company.

retire by rotation At every Annual General Meeting, a proportion of the Directors retires in turn. This gives the shareholders the chance to confirm their appointments by voting on whether to re-elect them.

revoke To withdraw, or cancel.

rights issue A way by which companies raise extra share capital. Usually the existing shareholders will be offered the chance to buy a certain number of new shares, depending on how many they already have. For example, shareholders may be offered the chance to buy one new share for every four they already have.

securities Financial investments, such as shares, bonds and debentures.

share premium account If a new share is issued by NatWest for more than its nominal value (because the market value is more than the nominal value), the amount above the nominal value is the premium, and the total of these premiums is held in a reserve fund (which cannot be used to pay dividends) - called the share premium account.

share warrant A document which states that the bearer is entitled to the number of shares stated in the warrant. The right to the shares is transferred by the bearer delivering the share warrant to another person (who then becomes the new bearer).

show of hands A vote where each person who is entitled to vote has just one vote, however many shares he holds.

Special Resolution A decision reached by a majority of at least 75% of votes cast. Shareholders must be given at least 21 days' notice of any Special Resolution.

special rights These are the rights of a particular class of shares, as distinct from rights which apply to all shares generally. Typical examples of special rights are where the shares rank, their rights to sharing in income and assets and voting rights.

statutory declaration A formal way of declaring something in writing. Particular words and formalities must be used. These are laid down by the Statutory Declarations Act of 1835.

stock Shares which have been converted into a single security with a different unit value. For example, a shareholder with one hundred £1 shares might be converted into £100 worth of stock.

subordinate When something is subordinate to something else it is less important, or follows after it.

subscribe for shares To agree to take new shares in a company (usually for a cash payment).

subdividing shares When shares are subdivided they are split into shares which have a smaller nominal amount. For example, a £1 share might be subdivided into two 50p shares.

subject to Means that something else has priority, or prevails, or must be taken into account. When a statement is subject to another statement, this means that the first statement must be read in the light of the other statement, which will prevail if there is any conflict.

subscribers to shares The people who first buy the shares.

subsidiary A company which is controlled by another company (for example, because the other company owns a majority of its shares) is called a subsidiary of that company.

subsidiary undertaking This is a term used by the Companies Act. It is a wider definition than subsidiary. Generally speaking, it is a company which is controlled by another company because the other company:

•	has a majority of the votes in the company, either alone, or acting with others;

•	is a shareholder who can appoint or remove a majority of the directors; or

•	can exercise dominant influence over the company because of anything in the company's memorandum or articles, or because of a certain kind of contract.

talons Usually small tokens attached to share warrants which can be exchanged for a number of dividend coupons for future dividends.

trustees People who hold property of any kind for the benefit of one or more other people under a kind of arrangement which the law treats as a 'trust'. The people whose property is held by the trustees are called the beneficial owners.

underwrite A person who agrees to buy new shares if they are not bought by other people underwrites the share offer.

unincorporated associations Associations, partnerships, societies and other bodies which the law does not treat as a separate legal person to their members.

warrant See the definition of share warrant.

wider-range investments The law restricts the investments which some trustees can invest in. Where this restriction applies, the trustees can invest up to half of their funds in wider-range investments. These are, generally speaking, shares which are quoted on the London Stock Exchange, and which are earning dividends.

wind-up The formal process to put an end to a company. When a company is wound up, its assets are distributed. The assets go first to creditors who have supplied property and services, and then to shareholders. Shares which rank first in sharing in NatWest's assets will receive any funds which are left over before any shares which rank after (or below) them.

National Westminster Bank Limited

At an Extraordinary General Meeting held on 13 December 1979, the following resolution was properly passed as a Special Resolution:

That (a) the National Westminster Bank Limited Group 1979 Profit Sharing Share Scheme and the National Westminster Bank Limited Group 1979 Profit Sharing Cash Scheme referred to in a letter to Shareholders from the Chairman of the Bank dated 16th November, 1979 and to be constituted by Trust Deeds and Rules in the form, subject as hereinafter provided, of the drafts produced to the Meeting and signed by the Chairman for identification purposes be hereby approved and the Directors be authorised to do all acts and things necessary to establish and carry the same into effect including the making of any amendments thereto necessary to obtain approval of the Schemes by the Board of Inland Revenue pursuant to the Finance Act 1978; and

(b) the Directors of the Bank may vote and be counted in the quorum on any matter connected with the said Schemes notwithstanding that they may be interested in the same and the prohibition contained in Article 102 of the Bank's Articles of Association be and is hereby relaxed accordingly.

R Leigh-Pemberton
Chairman

National Westminster Bank Limited

At an Extraordinary General Meeting held on 23 April 1981, the following resolution was properly passed as a Special Resolution:

That (a) the National Westminster Bank Limited Savings-Related Share Option Scheme 1981, of which particulars are contained in the Circular to Shareholders dated 20th March, 1981, be and the same is hereby approved and the Directors be and are hereby authorised to do all acts and things necessary to establish and carry the same into effect including the making of any amendments thereto necessary to obtain approval of the Scheme by the Board of Inland Revenue pursuant to the Finance Act 1980 and that each Director be counted in the quorum and be authorised to vote as a director on any matter in connection with the said Scheme notwithstanding that he may be interested in the same provided that no Director shall vote or be counted in a quorum on any resolution exercising a discretionary power of the Board under the Scheme affecting his individual rights of entitlement; and

(b) The Directors be and they are hereby authorised to establish and carry into effect a similar Savings-Related Share Option scheme or Schemes providing for the grant of share options to persons who are directors or employees of a company within the Group and who, whilst not resident in the United Kingdom for taxation within the meaning of Chapter VI of Part 1 of the Income and Corporation Taxes Act 1970, are none the less resident and employed in the Channel Islands, Isle of Man or the Republic of Ireland provided always that any such Scheme or Schemes shall in all material respects correspond with the National Westminster Bank Limited Savings Related Share Option Scheme, 1981.

R Leigh-Pemberton
Chairman

National Westminster Bank Plc

At an Extraordinary General Meeting held on 29 April 1986, the following resolution was properly passed as an Ordinary Resolution:

That (a) the National Westminster Bank Group 1986 Executive Share Option Scheme (the "Scheme"), the principal features of which are summarised in the Chairman's letter to shareholders of the Bank dated 27 March 1986 and the draft rules, a copy of which was produced to the Meeting and signed by the Chairman for the purpose of identification, be hereby approved and adopted; and

(b) the Directors be hereby authorised to do all acts and things which they consider necessary or expedient to establish and administer the Scheme, including the making of any alterations (other than relating to the price or number of shares to be issued) as are necessary or appropriate in conformity with the relevant legislation from time to time; and

(c) each Director be counted in the quorum and be authorised to vote as a director on any matter in connection with the Scheme save in respect of his own individual right of participation in the Scheme, notwithstanding that he may be interested in the same.

E B Cullen
Company Secretary

National Westminster Bank Plc

At the Annual General Meeting held on 18 April 1989, the following resolutions were properly passed as Ordinary Resolutions:

That the directors be and they are hereby authorised, subject to the prior approval of the Board of Inland Revenue, to extend in duration and alter the National Westminster Bank PLC Group 1979 Profit Sharing Share Scheme and the National Westminster Bank PLC 1979 Profit Sharing Cash Scheme (together with the corresponding arrangements for Irish employees), the National Westminster Bank PLC Savings-Related Share Option Scheme 1981 and the National Westminster Bank Group 1986 Executive Share Option Scheme in the manner summarised in Appendix A to the letter from the Chairman dated 16 March 1989.

That the directors be and they are hereby authorised to adopt such further employee share schemes as they consider appropriate for directors and employees resident or working overseas similar to the existing schemes, and to make such alterations to any such further schemes as they consider necessary or appropriate, subject always to the limitations summarised in Appendix B to the letter from the Chairman dated 16 March 1989.

G J Povey
Company Secretary

National Westminster Bank Plc

At the Annual General Meeting held on 24 April 1990, the following resolution was properly passed as an Ordinary Resolution:

That the Directors be authorised to amend the rules of the National Westminster Bank Plc 1981 Savings-Related Share Option Scheme by substituting '80%' for '90%' in the definition of 'Subscription Price'.

G J Povey
Company Secretary

National Westminster Bank Plc

At the Annual General Meeting held on 26 April 1994, the following resolutions were properly passed (the first as a Special Resolution, and the second as an Ordinary resolution):

Authority to allot shares

That the authority conferred on the directors by paragraph (A)(2)(a) of Article 8 of the Bank's Articles of Association be renewed for a period expiring five years from the date of the passing of this Resolution and for such period the Section 80 Amount shall be £587,365,723 in respect of the Ordinary Shares, £860,000,000 in respect of the Sterling Preference Shares and US$1,500,000,000 in respect of the Dollar Preference Shares; and

Executive Share Option Scheme

That (a) the 1994 National Westminster Bank Group Executive Share Option Scheme, a summary of the Rules of which is set out in the Appendix to the circular letter dated 23 March 1994 to the holders of Ordinary Shares and of 7 per cent (now 4.9 per cent plus tax credit) Cumulative Preference Shares, be and is hereby approved and that the Directors be and are hereby authorised to do all things necessary to establish it and it into effect and to make such amendments to the Rules as may be required to obtain approval of them by the Board of Inland Revenue; and

(b) the Directors be and are hereby authorised to vote at any meeting for the purpose of any resolution regarding such Scheme notwithstanding that they may be interested in it any the provisions of the Articles of Association of at the Bank shall be relaxed accordingly provided that no director may vote or be counted in the quorum on any matter solely concerning his own participation in such Scheme.

P J S Hammonds
Company Secretary

National Westminster Bank Plc

At the Annual General Meeting held on 23 April 1996, the following Special Resolutions were properly passed:

Adopting new objects

That the objects clause set out on pages 6 to 9 of the Notice of Meeting be adopted as the objects of NatWest. These objects will completely replace the existing objects in the Memorandum of Association of NatWest.

Adopting new Articles

That the regulations in the document shown to the meeting, and signed by the Chairman so as to identify it, are adopted as NatWest's Articles of Association. These new Articles of Association completely replace the existing Articles of Association.

P J S Hammonds
Company Secretary

National Westminster Bank Plc

At the Annual General Meeting held on 21 April 1998, the following Special Resolutions were properly passed:

Power to Allot Equity Securities for Cash

That the directors' power given by Article 19 of NatWest's Articles of Association is renewed from today. This power will last until NatWest's next Annual General Meeting, but it will end on 21 July 1999 if the next Annual General Meeting has not been held by then. For this period the maximum amount of equity securities which can be allotted under the power, other than in connection with a rights issue, is 86,569,000.

Authority for NatWest to buy back its ordinary shares

That NatWest is authorised generally and without conditions to make market purchases (as defined in Section 163 of the Companies Act 198S) of its ordinary shares, but:-

•	NatWest may not purchase more than 100 million ordinary shares;

•	NatWest may not pay less than £1 for each share;

•
NatWest may not pay more than 5% over the average of the middle market price of the ordinary shares, based on the London Stock Exchange's Daily Official List, for the five business days immediately before the day on which NatWest agrees to buy the shares;

•	this authority will last from today until NatWest's next Annual General Meeting, but it will end on 21 July 1999 if the next Annual General Meeting has not been held by then; and

•	NatWest may agree before the authority ends to purchase ordinary shares where the purchase is or may be completed (fully or partly) after the authority ends.

Alteration of Articles of Association

That the regulations in the document shown to the meeting and signed by the Chairman, are adopted as new Articles numbered 6, 9 and 16 as part of NatWest's Articles of Association. New Articles 6, 9 and 16 completely replace the existing Articles 6, 9 and 16. The reference to Article 9.15 in Article 5.4 is changed to refer to Article 9.18.

P J S Hammonds
Company Secretary

National Westminster Bank Plc

At the Annual General Meeting held on 20 April 1999, the following resolutions were properly passed (the first as an Ordinary resolution, the others as Special Resolutions):

Authority to Allot Shares

That the directors' power to allot shares by Article 18.2 of NatWest's Articles of Association is renewed from today.  This power will last until 20 April 2004.  For this period the maximum amount of shares which can be allotted under the power is 543,174,852 Ordinary Shares, 860,000,000 Sterling Preference Shares and 58,000,000 Dollar Preference Shares.

Power of Allot Equity Securities for Cash

That the directors' power to allot equity securities for cash given by Article 19 of NatWest's Articles of Association is renewed from today.  This power will last until NatWest's next Annual General Meeting but it will end on 20 July 2000 if the next Annual General Meeting has not been held by then.  For this period the maximum amount of equity securities which can be allotted under the power, other than in connection with a rights issue, is £85,243,000.

Authority for NatWest to buy back its ordinary shares

That NatWest is authorised generally and without conditions to make market purchases (as defined in Section 163 of the Companies Act 1985) of its Ordinary Shares, but:-

•	NatWest may not purchase more than 200 million ordinary shares;

•	NatWest may not pay less than £1 for each share;

•
NatWest may not pay more than 5% over the average of the middle market price of the ordinary shares, based on the London Stock Exchange's Daily Official List, for the five business days immediately before the day on which NatWest agrees to buy the shares;

•	this authority will last from today until NatWest's next Annual General Meeting, but it will end on 20 July 2000 if the next Annual General Meeting has not been held by then; and

•	NatWest may agree before the authority ends to purchase ordinary shares where the purchase is or may be completed (fully or partly) after the authority ends.

P J S Hammonds
Company Secretary

National Westminster Bank Plc

At the Annual General Meeting of the members of NATIONAL WESTMINSTER BANK PLC duly convened and held at 42 St Andrew Square, Edinburgh on 27 June 2000 the following Resolutions were duly passed as SPECIAL RESOLUTIONS of the Company:-

SPECIAL RESOLUTIONS

(1)	"THAT the Articles of Association of the Company be amended by the substitution of the word “two” for the word “ten” in Article 77";

(2)
"THAT the Articles of Association of the Company be amended by the deletion of Article 102 and the substitution thereof of the following "The number of Directors must not exceed 25 or any other number decided on by an Ordinary Resolution at a General Meeting."; and

(3)	"THAT Article 129 of the Company be amended by the addition of the following sentence "Unless the Directors decide on a different number the quorum for meetings will be two.""

Hew Campbell
Deputy Secretary

No 929027

THE COMPANIES ACT 1985

____________________________

COMPANY LIMITED BY SHARES
____________________________

SPECIAL RESOLUTION

of

NATIONAL WESTMINSTER BANK Plc

________________________

Passed on 25 April 2002
_______________________

At the ANNUAL GENERAL MEETING of the members of NATIONAL WESTMINSTER BANK PLC duly convened and held at 42 St Andrew Square, Edinburgh on 25 April 2002 the following Resolution was duly passed as a SPECIAL RESOLUTION of the Company:-

SPECIAL RESOLUTION

"THAT the Articles of Association of the Company be amended by adopting the following Article 142 in substitution for the existing Article 142:

“142.1	A document sealed with NatWest’s seal must be witnessed by one of the following:

•   Member of the Board of Directors of the Company;
•   Group Director, Legal and Regulatory Affairs and Group Secretary;
•   Chief Executive, Corporate Banking and Financial Markets;
•   Chief Executive, Retail Banking;
•   Deputy Chief Executive, Corporate Banking and Financial Markets;
•   Chief Executive, Manufacturing;
•   Deputy Group Finance Director;
•   Group Director, Strategy;
•   Group Director, Communications;
•   Group Director, Human Resources;

•   Director Group Integration;
•   Head of Group Regulatory Liaison;
•   Director, Group Legal Services;
•   Chief Legal Officer, Scotland;
•   Chief Legal Officer, England & Wales;
•   Head of Group Corporate Office; or
•   The Company Secretary

The Directors can also authorise any person to witness documents being sealed.  The Directors can impose any restriction or limit on this authority, but no third party will be affected by the restriction or limit, even if he knows about the restriction or limit, or is treated as knowing about it.

142.2	The Directors can use all of the powers given by legislation relating to official seals for use abroad.

142.3
The Directors can also appoint one or more people to be Deputy or  Assistant Company Secretaries.  The Directors will decide on their terms and conditions of employment.  The Directors may also remove any Deputy or Assistant Company Secretary, but this does not affect any claim for damages against NatWest for breach of any contract of service he may have.  Anything which the Articles require, or authorise, to be done by the Company Secretary can also be done by any Deputy or Assistant Company Secretary.”

Hew Campbell
Deputy Secretary

No 929027

THE COMPANIES ACT 1985

____________________________

COMPANY LIMITED BY SHARES
____________________________

SPECIAL RESOLUTION

of

NATIONAL WESTMINSTER BANK Plc

________________________

Passed on 30 June 2004
_______________________

At an EXTRAORDINARY GENERAL MEETING of the members of NATIONAL WESTMINSTER BANK PLC duly convened and held at Gleneagles Hotel, Perthshire on Wednesday 30 June 2004 the following Resolution was duly passed as a SPECIAL RESOLUTION of the Company:-

SPECIAL RESOLUTION

1.	That the articles of association of the Company be amended by deleting the existing article 142.1 and inserting a new article 142.1 in the following terms:

"142.1
Every deed, contract, instrument, or other writing to which Natwest's Seal shall be affixed shall be signed by a Director, the Company Secretary or by any person appointed or authorised by the Directors for the purpose.  Such signature shall not require to be witnessed."

Hew Campbell
Deputy Secretary

THE COMPANIES ACT 1985
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COMPANY LIMITED BY SHARES
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SPECIAL RESOLUTION

of

NATIONAL WESTMINSTER BANK PUBLIC LIMITED COMPANY
(929027)
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Passed on 24 September 2008
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At a GENERAL MEETING of NATIONAL WESTMINSTER BANK PUBLIC LIMITED COMPANY duly convened and held at the Business School, RBS Gogarburn, Edinburgh on 24 September 2008 the following Resolutions were duly passed as SPECIAL RESOLUTIONS of the Company:-

SPECIAL RESOLUTIONS

“THAT:

After Article 128.4, the following be inserted as Article 128.5 in the Articles of   Association:

(i)
For the purposes of Section 175 of the 2006 Act (and with effect from the coming into force of that Section), the Directors have the power to authorise any matter which would or might otherwise constitute or give rise to a breach of the duty of a Director under that Section to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company.

(ii)	Authorisation of a matter under this Article 128.5 is effective only if:

(e)	the matter in question is proposed in writing for consideration at a Directors’ meeting in accordance with the Directors’ normal procedures or in such other manner as the Directors may approve;

(f)	the proposal is dealt with as an item of business at that Directors’ meeting in accordance with the Directors’ normal procedures (subject to sub-paragraphs (c) and (d) below);

(g)
any requirement as to the quorum at the Directors’ meeting, or the part of a Directors’ meeting, at which the matter is considered is met without counting the Director in question and any other interested Director (together the "interested directors"); and

(h)	the matter is agreed to without the interested directors voting, or the matter would have been agreed to if the votes of the interested directors had not been counted.

(iii)	Any authorisation of a matter under this Article 128.5 extends to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter so authorised.

(iv)
Any authorisation of a matter under this Article 128.5 may be given on or subject to such conditions or limitations as the Directors determine, whether at the time such authorisation is given or subsequently.  In particular, the Directors may provide:

(c)
for the exclusion of some or all of the interested directors from the receipt of information, or participation in discussion (whether at Directors’ meetings or otherwise), relating to the matter authorised by the Directors; or

(d)
with respect to an interested director who obtains information that is confidential to a third party, that he is not obliged to disclose that information to the Company, or to use the information in relation to the Company’s affairs, where to do so would amount to a breach of that confidence.

A Director must comply with any obligations imposed on him by the Directors in or pursuant to any authorisation.

(v)
A Director is not, except as otherwise agreed by him, accountable to the Company for any benefit which he (or a person connected with him) derives from any matter authorised by the Directors under this Article 128.5, and any contract, transaction or arrangement relating to such matter is not liable to be avoided on the grounds of any such benefit.

(vi)	An authorisation under this Article 128.5 may be terminated by the Directors at any time.

(vii)
The provisions of paragraph (ii) above apply in relation to any modification of the conditions or limitations on or subject to which an authorisation is given as they apply in relation to the giving of the authorisation.

(viii)	An authorisation must be recorded in writing, but failure to do so will not invalidate the authorisation.

(ix)	Notwithstanding any other provision of these presents, the Directors may not delegate the powers conferred on them under paragraph (i) above.

…………………………………..
Senior Assistant Secretary